Exhibit 10.74.5

INDENTURE OF TRUST

Between

SOUTH TEXAS DETENTION COMPLEX LOCAL DEVELOPMENT CORPORATION

and

U. S. BANK NATIONAL ASSOCIATION

as Trustee

Dated as of August 1, 2004

Relating to

$49,475,000

South Texas Detention Complex Local Development Corporation

Taxable Revenue Bonds, Series 2004

		Page
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01.	Definitions	5

Section 1.02.	Interpretation	17

Section 1.03.	All Bonds Equally and Ratably Secured; Bonds Not General Obligations of the Corporation	17

Section 1.04.	Taxable Obligations	18

ARTICLE II
AUTHORIZATION AND TERMS OF BONDS

Section 2.01.	Authorization of Bonds	18

Section 2.02.	Registration and Payment of Bonds	19

Section 2.03.	Use of Depository	20

Section 2.04.	Mutilated, Destroyed, Lost and Stolen Bonds	21

Section 2.05.	Execution and Authentication of Bonds	21

Section 2.06.	Non-Presentment of Bonds	22

Section 2.07.	Conditions to Closing	22

ARTICLE III
REDEMPTION OF BONDS

Section 3.01.	Optional Redemption	24

Section 3.02.	Reserved	24

Section 3.03.	Extraordinary Optional Redemption	24

Section 3.04.	Selection of Bonds to be Redeemed	25

Section 3.05.	Partial Redemption of Bonds	25

Section 3.06.	Effect of Call for Redemption	25

Section 3.07.	Notice of Redemption	25

ARTICLE IV
FORM OF BONDS

Section 4.01.	Form of Bonds	26
ARTICLE V
REVENUES AND FUNDS

Section 5.01.	Creation of Funds and Accounts	27

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(continued)

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(continued)

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(continued)

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Section 8.14.	U.S. Federal Income Tax Reporting and Withholding	65

ARTICLE IX
SUPPLEMENTS

Section 9.01.	Supplements not Requiring Consent of or on Behalf of Bondowners	65

Section 9.02.	Supplements Requiring Consent of or on Behalf of Bondowners	66

Section 9.03.	Execution and Effect of Supplements	67

Section 9.04.	Amendments to Corporation Documents, Operator Documents, Letters of Credit, Collateral Assignment and Articles of Incorporation Not Requiring Consent of or on Behalf of Bondowners	68

Section 9.05.	Corporation Consent to Amendments	68

ARTICLE X SATISFACTION AND DISCHARGE

Section 10.01.	Discharge	68

Section 10.02.	Providing for Payment of Bonds	69

Section 10.03.	Provisions to Survive After Discharge	69

Section 10.04.	Reserved Rights	70

Section 10.05.	Escrow	70
ARTICLE XI MISCELLANEOUS

Section 11.01.	Evidence of Acts of Bondowners	71

Section 11.02.	Limitation of Rights; Third Party Beneficiaries	71

Section 11.03.	Unrelated Bond Issues	71

Section 11.04.	Severability	72

Section 11.05.	Holidays	72

Section 11.06.	Compliance with Continuing Disclosure Requirements of the SEC	72

Section 11.07.	Governing Law and Forum	73

Section 11.08.	Notices	73

Section 11.09.	Additional Notices to Rating Agencies	74

Section 11.10.	Counterparts	74

Section 11.11.	Binding Effect	74

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INDENTURE OF TRUST

THIS INDENTURE OF TRUST, dated as of August 1, 2004 (the “Indenture”), made by and between the SOUTH TEXAS DETENTION COMPLEX LOCAL DEVELOPMENT CORPORATION, a Texas nonprofit local government corporation created on behalf of Frio County, Texas (the “Corporation”), and U. S. BANK NATIONAL ASSOCIATION, a national banking association with the authority to do business in Texas, as trustee (the “Trustee”),

WITNESSETH:

WHEREAS, the Corporation is authorized by the Constitution and laws of the State of Texas (the “State”), particularly Subchapter D, Chapter 431, as amended, Texas Transportation Code and to the extent required Chapter 394, as amended, Texas Local Government Code (collectively, the “Act”) which authorize the creation and organization of public, non-profit local government corporations to act as a duly constituted authority of a county to aid and assist the county in the performance of one or more governmental functions; and

WHEREAS, the Commissioners Court of Frio County, Texas (the “County”) has determined that the creation of the Corporation is part of a program to stimulate business and commercial activity in the County, for State and local economic development and to stimulate, encourage, and develop business location and commercial activity within the County and the State, all within the meaning of Chapter 381, as amended, Texas Local Government Code (“Chapter 381”);

WHEREAS, the Corporation has been organized for the sole purpose of aiding, assisting, and acting on behalf of the County to cause or to arrange for the design, development, construction, implementation, financing and operation of an approximately 1,020-bed detention facility and complex and related facilities to be built within the geographical boundaries of the County as required under the terms of the ICE Contract, defined below, (together with any improvements to and replacements thereof) and to acquire the site thereof (collectively, the “Project”) and to own, lease, sell, convey, mortgage, and otherwise assist with the Project, and, in so acting on behalf of the County, the Corporation will assist the County in the performance of its governmental functions to promote, develop, encourage, and maintain employment, commerce, and economic development in the County and in the State; and

WHEREAS, the former United States Immigration and Naturalization Service (the functions of which have been transferred to the United States Department of Homeland Security, Immigration and Customs Enforcement (hereafter referred to as “ICE”)) has awarded to Correctional Services Corporation (the “Operator”) Contract No. ACD-4-C-001 (the “ICE Contract”) to provide for the temporary housing, safekeeping, transportation and stationary guard services for up to 1,020 adult and juvenile detainees in ICE’s custody in a facility to be located in the County; and

WHEREAS, the Corporation will own the Project; and

WHEREAS, among other things, the Act authorizes the Corporation: (a) to issue its nonrecourse revenue bonds to finance the cost of the project, including interest during construction and certain reserves; (b) to enter into financing documents for the purpose of providing revenue to pay the principal of, premium, if any, and interest on its nonrecourse revenue bonds; and (c) to secure the payment of the principal of, premium, if any, and interest on such bonds as provided in the Act; and

WHEREAS, the Operator has requested that the Corporation issue nonrecourse revenue bonds to finance a portion of the cost of acquiring, constructing and equipping the Project located in the County for use by the Operator in order to provide detention services for ICE pursuant to the ICE Contract; and

WHEREAS, the Corporation has adopted a resolution on August 23, 2004, approving this request by the Operator and authorizing the issuance of its Taxable Revenue Bonds, Series 2004, in the aggregate principal amount of $49,475,000 (the “Bonds”) to finance costs of the Project; and

WHEREAS, the Corporation will own the Project and has duly entered into a Design and Development Agreement, dated as of August 1, 2004, with the Operator, as developer, specifying the terms and conditions of the acquisition, development, construction and equipping of the Project by the Operator with certain proceeds of the Bonds; and

WHEREAS, the Corporation has duly entered into an Operating Agreement dated as of August 1, 2004 with the Operator specifying the terms and conditions of the use and operation of the Project by the Operator; and

WHEREAS, pursuant to the terms of the Operating Agreement, the Operator has assigned to the Trustee for the benefit of the Corporation any and all amounts now or hereafter due to Operator or its successors or assigns under the ICE Contract and any and all amounts now or hereafter due pursuant to any extensions, modifications, renewals or substitutions for that contract, and any contract or agreement hereafter entered into by the Operator for the housing of prisoners or detainees at the Project and any extensions, modifications, renewals or substitutions of such contracts or agreements; and

WHEREAS, to secure its obligations under the Bonds, the Corporation will grant a mortgage lien on and deed of trust to the real property portion of the Project, will grant to the Trustee a priority security interest in the personal property portion of the Project, in any inventory now or hereafter located at the Project, and in the accounts, documents, chattel paper, instruments, proceeds and general intangibles arising in any manner from the Corporation’s ownership and operation of the Project, and will assign and pledge the Corporation’s interest in the leases, rents, issues, profits, revenues, income, receipts, money, royalties, rights, and benefits of and from the Project, pursuant to a Deed of Trust, Security Agreement and Assignment of Rents and Leases, dated as of even date herewith (the “Deed of Trust”), from the Corporation to the mortgage trustee designated therein for the use and benefit of the Trustee; and

WHEREAS, to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, the Corporation has authorized the execution and delivery of this Indenture; and

WHEREAS, the Trustee agrees to accept and administer the trusts created hereby; and

WHEREAS, all acts and proceedings required by law necessary to make the Bonds when executed by the Corporation, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal limited obligations of the Corporation, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and taken, and the execution and delivery of this Indenture have been in all respects duly authorized;

GRANTING CLAUSES

NOW, THEREFORE, THIS INDENTURE FURTHER WITNESSETH: That the Corporation has, in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the holders thereof, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become holders thereof, and to secure the payment of all of the Bonds at any time issued and Outstanding (as defined herein) hereunder and the interest and premium, if any, thereon according to their tenor, purport and effect, and the payment of all Reimbursement Obligations (as defined herein) and to secure the performance and observance of all of the covenants and conditions therein and herein contained, executed this Indenture and does hereby grant a first and prior security interest in, assign, transfer, pledge, grant and convey unto the Trustee and its successors and assigns the following described property (collectively, together with the Deed of Trust, the Assignment of Claims, the Contractor Letter of Credit, the Developer Letter of Credit, the Collateral Assignment and the Payment in Lieu of Taxes and Option Agreement (all as defined herein), and all rights and interests thereunder including any substitutions therefor and the proceeds thereof (the “Trust Estate”):

(A)	All Revenues and all rights of the Corporation to the Revenues.

(B)	All right, title and interest of the Corporation in and to the Deed of Trust, and all extensions and renewals of the terms thereof, if any, and all amounts encumbered thereby, including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive, and make receipt for payments and other sums of money payable, receivable, or held thereunder, to bring any actions and proceedings thereunder or for the enforcement thereof, and to do any and all other things which the Corporation is or may become entitled to do under the foregoing.

(C)	All rights and interests of the Corporation in, under and pursuant to the Construction Contract, the Payment in Lieu of Taxes and Option Agreement, the Operating Agreement, the Development Agreement and the Construction Monitor Agreement (as defined herein) including but not limited to, the right of the Corporation to receive all rights, interests, and collateral assigned to the Corporation thereunder provided that the assignment made by this clause shall not include (i) any assignment of any obligation of the Corporation under the Development Agreement or the Operating Agreement (and the Trustee shall have no duties with respect thereto) or (ii) the Corporation’s rights under this Indenture, the Operating Agreement, the Development Agreement, the Construction Contract, the Payment in Lieu of Taxes and Option Agreement and the Construction Monitor Agreement to (on a non-exclusive basis with respect to subparagraphs (a) and (b)): (a) inspect books and records, (b) receive notices, (c) receive reimbursement for Corporation expenses, (d) limitation of Corporation liability and (e) Corporation indemnification.

(D)	All rights and interests of the Corporation in, under and pursuant to the Assignment of Claims.

(E)	Amounts on deposit from time to time in the funds and accounts created pursuant hereto, subject to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein.

(F)	Any and all other real or personal property of any kind from time to time hereafter by delivery or by writing of any kind specifically conveyed, pledged, assigned or transferred, as and for additional security hereunder for the Bonds, by anyone on behalf of the Corporation or with its written consent, or by or on behalf of the Operator, in favor of the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD the Trust Estate, including all said Revenues and properties pledged, assigned and conveyed by the Corporation hereunder, and including all additional property that by the terms hereof has or may become subject to the encumbrance hereof, unto the Trustee and its successors in trust and its assigns forever, subject, however, to the Corporation’s Unassigned Rights.

IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security of the holders from time to time of the Bonds issued, authenticated, delivered and Outstanding hereunder, without preference, priority or distinction as to lien or otherwise of any of said Bonds over any other or others of said Bonds to the end that each holder of such Bonds has the same rights, privileges and lien under and by virtue hereof and for the benefit of the Insurer and as security for the payment to the Insurer of the Reimbursement Obligations; and conditioned, however, that if the Corporation shall well and truly cause to be paid fully and promptly when due all liabilities, obligations and sums at any time secured hereby, and shall promptly, faithfully and strictly keep, perform or observe or cause to be kept, performed and observed all of its covenants, warranties and agreements contained herein, then and in such event, this Indenture shall be and become void and of no further force and effect; otherwise, the same shall remain in full force and effect, and upon the trust and subject to the covenants and conditions hereafter set forth.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.01. Definitions.

In addition to the terms defined in the Operating Agreement, the Development Agreement, the Deed of Trust, and the ICE Contract, for the purpose hereof unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Act” means Subchapter D, Chapter 431, as amended, Texas Transportation Code and to the extent required, Chapter 394, as amended, Texas Local Government Code.

“Act of Bankruptcy” means

(a) any act whereby an entity shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or an entity shall apply for or consent to the appointment of any receiver, trustee or similar officer for it, or for all or any substantial part of its property; or the entity shall institute or have instituted against it (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction;

(b) the institution of any proceeding with the consent or acquiescence of the entity for the purpose of effecting a compromise between the entity and its creditors or for the purpose of adjusting the claims of the entity’s creditors pursuant to any state or federal statute now or hereafter enacted;

(c) an act under the provisions of any other law for the relief or aid of debtors, whereby any court of competent jurisdiction assumes custody or control of the entity or of all or any substantial part of its property.

“Agency Contract” means any contract approved by the Insurer and entered into by the Operator or the Corporation with any jurisdiction or agency other than ICE for the ongoing placement of inmates or detainees in the Project, as supplemented or amended in accordance herewith.

“Annual Insurance and Property Taxes” for any calendar year means (i) the amount of premiums estimated to be payable for Insurance during such calendar year, as certified to the Trustee on or before January 1 of each year for the following calendar year, and adjusted from time to time during such calendar year, as provided in the Operating Agreement, plus (ii) the amount of property taxes or payments in lieu of taxes on the Project estimated to be payable during such calendar year, as certified to the Trustee by the Operator on or before January 1 of each year for the following calendar year, as provided in the Operating Agreement.

“Assignment of Claims” means the assignment pursuant to Federal Acquisition Regulation 32.805 to the Trustee of all payments due to the Operator under the ICE Contract and any assignment approved by the Insurer and entered into in connection with the ICE Contract or any Agency Contract.

“Authorized Denomination” means $5,000 or any integral multiple thereof.

“Bond” or “Bonds” means the Corporation’s Taxable Revenue Bonds, Series 2004, issued pursuant to Section 2.01 hereof.

“Bond Counsel” means Fulbright & Jaworski L.L.P., or another firm of attorneys of national reputation experienced in the field of municipal bonds whose opinions are generally accepted by purchasers of municipal bonds, appointed by the Corporation and reasonably acceptable to the Operator.

“Bond Fund” means the fund of that name created pursuant to Section 5.01 hereof.

“Bond Payment Date” means each interest payment date and each date on which principal is payable on any of the Bonds according to their respective terms so long as any Bonds are Outstanding.

“Bondowner” or “Owner” means the person in whose name the Bond is registered.

“Bond Purchase Agreement” means the Bond Purchase Agreement with respect to the Bonds between the Corporation and the Underwriter.

“Business Day” means any day of the year other than a Saturday or Sunday or a day on which banks located in the city in which the Designated Office of the Trustee is located are closed.

“Certificate of Occupancy” shall mean a certificate of occupancy (whether permanent, temporary or provisional) issued by a governmental authority having jurisdiction over the occupancy of the Complex permitting the use and occupancy of the entire Complex for the purposes for which it is designed pursuant to the Final Project Plans (as defined in the Development Agreement) and the ICE Contract.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Assignment” means the Collateral Assignment of Project Agreements and Consent of the Contractor among the Developer, Corporation and Trustee.

“Construction Contract” shall mean the Standard Form of Agreement between Owner and Design/Builder, Part 2 Agreement, dated as of March 10, 2004 among the Contractor, the Corporation, and the Developer and any substitute contract approved by the Insurer.

“Construction Monitor Agreement” means that certain letter agreement between the Corporation and Pan Western Corporation dated June 17, 2004 to monitor the construction of the Project.

“Contingency Account” means the account by that name created in the Project Fund pursuant to Section 5.01 hereof.

“Continuing Disclosure Agreement” means the Continuing Disclosure Agreement between the Corporation and the Trustee dated the date of issuance and delivery of the Bonds, as originally executed and as it may be amended from time to time in accordance with the terms thereof.

“Contractor” or “General Contractor” means J.E. Dunn Construction Company and any substitute contractor approved by the Developer, the Corporation and the Insurer.

“Contractor Letter of Credit” means the irrevocable letter of credit issued to the Trustee by UMB Bank of Kansas City pursuant to an agreement between the Contractor and such bank, as security for the Contractor’s obligation under Article 14 of the Construction Contract to pay liquidated damages, and any amended letter of credit or substitute letter of credit approved by the Insurer.

“Corporation” means South Texas Detention Complex Local Development Corporation, a nonprofit local government corporation created in accordance with the provisions of the Constitution of the State and under the Act, and its successors and assigns.

“Corporation Documents” means collectively the Operating Agreement, the Development Agreement, the Indenture, the Bonds, the Bond Purchase Agreement, the Deed of Trust, the Construction Contract, the Construction Monitor Agreement, the First Subordinated Note, the Second Subordinated Note, the Insurance Agreement, the Payment in Lieu of Taxes and Option Agreement, the Continuing Disclosure Agreement and any other agreement, certificate, contract, or instrument to be executed by the Corporation in connection with the issuance of the Bonds or the financing of a portion of the expense associated with the Project.

“Corporation Representative” means and includes the President of the Corporation, or such other person as the Corporation may designate to act on its behalf by written certificate furnished to the Operator and the Trustee containing the specimen signature of such person and signed on behalf of the Corporation by its President or Vice President.

“Corporation’s Unassigned Rights” means the rights of the Corporation to (on a non-exclusive basis with respect to subparagraph (a) and (b)): (a) inspect books and records, (b) receive notices, (c) receive reimbursement for Corporation expenses, (d) limitation of Corporation liability, and (e) Corporation indemnification.

“Costs of Issuance Fund” means the fund of that name created pursuant to Section 5.01 hereof.

“Debt Service Reserve Fund” means the fund of that name created pursuant to Section 5.01 hereof.

“Debt Service Reserve Requirement” has the meaning ascribed to such term in Section 5.07 hereof.

“Deed of Trust” means the Deed of Trust, Security Agreement and Assignment of Rents and Leases, dated as of August 1, 2004 from the Corporation to Seth T. Dodson, for the benefit of the Trustee, and any amendments or supplements thereto permitted thereby and hereby.

“Designated Office” of the Trustee means the office set forth in Section 11.08 or such other office designated by the Trustee in writing in accordance with Section 11.08.

“Developer” means Correctional Services Corporation, a Delaware corporation, as Developer for the Project pursuant to the Development Agreement or any successor developer under the Development Agreement.

“Developer Letter of Credit” means the irrevocable letter of credit issued to the Trustee by Wachovia Bank pursuant to an agreement between the Developer and such bank, as security for the Developer’s obligation under Section 8.4 of the Development Agreement to pay liquidated damages, and any amended letter of credit or substitute letter of credit approved by the Insurer.

“Development Agreement” means the Design and Development Agreement, dated as of August 1, 2004 between the Corporation and Developer, and each supplement or amendment permitted thereby and hereby.

“DTC” means The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and its successors and assigns.

“Event of Default” means any one of those events set forth in Section 7.01 hereof.

“Facility Revenue Collection Period” means each calendar month beginning the first full calendar month after the first payment of Facility Revenues under the Assignment of Claims.

“Facility Revenues” means any and all income, receipts and revenues of any nature in any form derived by the Operator or the Corporation from the operation of the Project, including any and all amounts now or hereafter due to the Operator or the Corporation or their successors or assigns under the ICE Contract and any and all amounts now or hereafter due pursuant to any extensions, modifications, renewals or substitutions for that contract, or any other contract or agreement hereafter entered into by the Operator for the housing of prisoners or detainees at the Project and any extensions, modifications, renewals or substitutions of such contracts or agreements .

“Federal Income Tax Laws” means the Code, the regulations promulgated thereunder and applicable rulings and judicial decisions.

“Financial Advisor” shall mean Estrada Hinojosa & Company, Inc., the Corporation’s financial advisor, and/or Correctional Finance & Consulting Solutions, the Developer’s financial advisor.

“Final Completion” means that the Project is completed in accordance with the Final Project Plans (as defined in the Development Agreement) and the Construction Contract, including all punch list type items. Substantial Completion is a prerequisite to Final Completion.

“First Subordinated Loan” means the loan from the Developer to the Corporation evidenced by the First Subordinated Note in the original principal amount of $3.9 million as provided in Section 5.1 of the Development Agreement.

“First Subordinated Note” means the subordinate promissory note in the original principal amount of $3.9 million issued by the Corporation to Correctional Services Corporation to evidence the Corporation’s obligation to repay the First Subordinated Loan as provided in Section 5.04 hereof.

“Government Obligations” means (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, and (ii) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (i) or (ii) issued or held in book-entry form on the books of the Department of the Treasury of the United States of America or Federal Reserve Bank).

“ICE” means the United States Department of Homeland Security, Immigration and Customs Enforcement and any federal agency, bureau, department or other entity assuming the primary role and functions of ICE.

“ICE Contract” means Contract No. ACD-4-C-001, as amended and supplemented, between the Operator and ICE for the provision and operation of the Project, including any renewals and extensions thereof.

“Indenture” means this Indenture, and when amended or supplemented in accordance herewith, this Indenture as amended or supplemented .

“Independent Contract Monitor” means a contract monitor retained by the Insurer.

Independent Construction Monitor” means Pan Western Corporation, or any successor or replacement retained by the Corporation and approved by the Operator and the Insurer.

“Insurance” means any property insurance required to be maintained for the Project by the Operator or the Developer pursuant to the Development Agreement and pursuant to Section 14 of the Operating Agreement.

“Insurance Agreement” means the Insurance and Reimbursement Agreement among the Corporation, Correctional Services Corporation, the Trustee and the Insurer and each supplement and amendment thereto.

“Insurance and Property Taxes Fund” means the fund of that name created pursuant to Section 5.01 hereof.

“Insurer” means MBIA Insurance Corporation.

“Interest Account” means the account of that name created within the Bond Fund pursuant to Section 5.01 hereof.

“Letter of Representations” means the Blanket Issuer Letter of Representations dated August 23, 2004, of the Corporation to DTC.

“Letters of Credit” means, collectively, the Contractor Letter of Credit and the Developer Letter of Credit.

“Major Maintenance Reserve Fund” means the fund of that name established under Section 5.01 of this Indenture.

“Major Maintenance Reserve Fund Requirement” has the meaning ascribed to such term in Section 5.08 hereof.

“Operating Agreement” means the Operating Agreement, dated as of August 1, 2004, by and between the Corporation and the Operator for the operation of the Project, and when amended or supplemented in accordance with this Indenture, such Operating Agreement, as amended or supplemented.

“Operating Costs” means all actual and direct, current expenses, as defined under generally accepted accounting principles in effect from time to time, incurred in the operation and maintenance of the Project before and after the Certificate of Occupancy is issued, including, without limitation, the cost of employee training, salaries and benefits paid or provided to individuals employed at the Project, the costs of services and goods provided to the Project, utilities, supplies, equipment, food service, transportation, maintenance, repairs, insurance and deductibles, legal settlements attributable to the operation of the Project, the reimbursement of the Corporation of its reasonable expenses associated with the Project once approved by the Developer or the Operator, and legal, accounting and other professional fees and expenses attributable to the operation or financing of the Project but not including Taxes, insurance premiums, Trustee Fees and Expenses, professional fees, debt service payable from other Funds and Accounts under this Indenture, or any allowances for depreciation or amortization, interest on any obligations or capital expenditures.

“Operating Reserve Fund” means the fund of that name created pursuant to Section 5.01 hereof.

“Operating Reserve Fund Requirement” has the meaning ascribed to such term in Section 5.09 hereof.

“Operator” means Correctional Services Corporation, a Delaware corporation, or any successor operator or tenant of the Project appointed in accordance herewith.

“Operator Representative” means James F. Slattery, and any other person at the time designated to act on behalf of the Operator by written certificate furnished to the Corporation and the Trustee, containing the specimen signature of such person and signed on behalf of the Operator by James F. Slattery. Such certificate may designate an alternate or alternates who shall have the same authority, duties and powers as such Operator Representative.

“Opinion of Counsel” means a written opinion of an attorney or firm of attorneys appointed by the Operator, reasonably acceptable to the Trustee and, to the extent the

Corporation is to act or refrain from acting in reliance thereon, reasonably acceptable to the Corporation, and who (except as otherwise expressly provided herein or in the Operating Agreement) may be counsel for the Operator, the Corporation or the Trustee, and may be an employee of the Operator or the Trustee.

“Outstanding” when used with reference to the Bonds, means, as of any date of determination, all Bonds theretofore authenticated and delivered except:

(A)	Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(B)	Bonds that are paid or are deemed paid and no longer Outstanding as provided herein;

(C)	Bonds in lieu of which other Bonds have been issued pursuant to the provisions hereof relating to Bonds destroyed, stolen or lost, unless evidence satisfactory to the Trustee has been received that any such Bond is held by a bona fide purchaser; and

(D)	For purposes of any consent or other action to be taken hereunder or under the Operating Agreement by the Owner of a specified percentage in principal amount of Bonds, Bonds held by or for the account of the Corporation, the Operator, or any person controlling, controlled by, or under common control with, any of them, unless all Bonds otherwise Outstanding or held by or for the account of any such person, in which such Bonds shall be taken into account.

“Owner” See Bondowner.

“Payment in Lieu of Taxes and Option Agreement” means the Payment in Lieu of Taxes and Option Agreement, dated as of August 1, 2004.

“Permitted Investments” means any of the following, to the extent permitted by Chapter 2256, as amended, Texas Government Code:

(1)	Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America, and CATS and TIGRS) or obligations the timely payment of the principal of and interest on which are unconditionally guaranteed by the United States of America.

(2)	Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies and provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

(A)	U.S. Export-Import Bank: direct obligations or fully guaranteed certificates of beneficial ownership;

(B)	Farmers Home Administration: certificates of beneficial ownership;

(C)	Federal Financing Bank;

(D)	Federal Housing Administration Debentures;

(E)	General Services Administration: participation certificates;

(F)	Government National Mortgage Association (GNMA): GNMA-guaranteed mortgage-backed bonds and GNMA-guaranteed pass-through obligations;

(G)	U.S. Maritime Administration: guaranteed Title XI financing; and

(H)	U.S. Department of Housing and Urban Development: project notes; local authority bonds; U.S. government-guaranteed new communities debentures; U.S. government-guaranteed public housing notes and bonds.

(3)	Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following non-full faith and credit U.S. government agencies (stripped securities are only permitted if they have been stripped by the agency itself):

(A)	Federal Home Loan Bank System: senior debt obligations;

(B)	Federal Home Loan Mortgage Corporation (FHLMC): participation certificates and senior debt obligations;

(C)	Federal National Mortgage Association (FNMA): mortgage-backed securities and senior debt obligations;

(D)	Student Loan Marketing Association (SLMA): senior debt obligations;

(E)	Resolution Funding Corp. (REFCORP): only the interest component of REFCORP strips that have been stripped by request to the Federal Reserve Bank of New York; and

(F)	Farm Credit System: consolidated system-wide bonds and notes.

(4)	Money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by S&P of AAAm-G, AAAm or AAm and if rated by Moody’s having a rating of Aaa, Aa1 or Aa2, including those for which the Trustee or an affiliate provides services for a fee, whether as an investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manager or otherwise.

(5)	Certificates of deposit secured at all times by collateral described in (1) and/or (2) above. Such certificates must be issued by commercial banks, savings and loan associations or mutual savings banks (including the Trustee or any of its affiliates) whose short-term obligations are rated A-1+ or better by S&P and Prime-1 or better by Moody’s. The collateral must be held by a third party and Bondowners must have a perfected first security interest in the collateral.

(6)	Certificates of deposit, savings accounts, deposit accounts or money market deposits (including those of the Trustee or any of its affiliates) that are fully insured by FDIC, including BIF and SAIF.

(7)	Investment agreements, including “GICs,” forward purchase agreements, and reserve fund put agreements acceptable to the Insurer.

(8)	Commercial paper rated, at the time of purchase, Prime-1 by Moody’s and A-1 or better by S&P.

(9)	Bonds or notes issued by any state or municipality rated by Moody’s and S&P in one of the two highest rating categories assigned by such agencies.

(10)	Federal funds or bankers acceptances with a maximum term of one year of any bank (including the Trustee or any of its affiliates) that has an unsecured, uninsured and unguaranteed obligation rating of Prime-1 or A3 or better by Moody’s and A-1 or A or better by S&P.

(11)	Repurchase agreements providing for the transfer of securities from a dealer bank (including the Trustee or any of its affiliates) or securities firm (seller/borrower) to the Trustee (buyer/lender), and the transfer of cash from the Trustee to the dealer bank or securities firm with an agreement that the dealer bank or securities firm will repay the cash plus a yield to the Trustee in exchange for the securities at a specified date. Repurchase Agreements for a term of 30 days or less must satisfy the following criteria and, if for a term of more than 30 days, must be approved by the Insurer:

(A)	Repos must be between the Trustee and a dealer bank or securities firm.

(i)	Primary dealers on the Federal Reserve reporting dealer list that fall under the jurisdiction of the SIPC and that are rated A or better by S&P and Moody’s, or

(ii)	Banks rated A or above by S&P and Moody’s.

(B)	The written repo contract must include the following:

a.	Securities that are acceptable for transfer are:

(1)	Direct U.S. governments, or

(2)	Federal agencies backed by the full faith and credit of the U.S. government (and FNMA & FHLMC).

b.	The term of the repo may be up to 30 days.

c.	The collateral must be delivered to the Trustee (if Trustee is not supplying the collateral) or to a third party acting as agent for the Trustee (if the Trustee is supplying the collateral) before or simultaneously with payment (perfection by possession of certificated securities).

d.	The securities must be valued weekly, marked-to-market at current market price plus accrued interest. The value of collateral must be equal to 104% of the amount of cash transferred by the Trustee to the dealer bank or securities firm under the repo plus accrued interest. If the value of securities held as collateral slips below 104% of the value of the cash transferred, then additional cash and/or acceptable securities must be transferred. If, however, the securities used as collateral are FNMA or FHLMC, then the value of collateral must equal 105%.

(12) Such other investments authorized by the laws of the State and as are approved in writing by the Insurer.

“Policy” means the financial guaranty insurance policy issued by the Insurer relating to the Bonds.

“Principal Account” means the account of that name created within the Bond Fund pursuant to Section 5.01 hereof.

“Project” has the meaning ascribed to it in the third “WHEREAS” clause above, as further described in the Deed of Trust, the Development Agreement and the Operating Agreement.

“Project Fund” means the fund of that name created pursuant to Section 5.01 hereof.

“Quarterly Measurement Period” means a three (3)-month period ending March 31, June 30, September 30, or December 31 of each year.

“Rate Covenant” has the meaning ascribed to that term in Section 5.04 hereof.

“Rating Agency” means Standard & Poor’s Ratings Service or any other nationally recognized securities rating agency that at the relevant time maintains a rating on the Bonds at the request of the Operator, or if no such rating agency is at the relevant time maintaining a rating on the Bonds, any nationally recognized securities rating agency designated by the Operator by written notice to the Trustee.

“Rating Category” means a generic securities rating category, without regard, in the case of a long-term rating category, to any refinement or gradation within the long-term rating category by a numerical or other modifier.

“Redemption Account” means the account of the Bond Fund of that name created pursuant to Section 5.01 hereof.

“Reimbursement Obligations” means (i) all amounts paid by the Insurer under the Policy, plus (ii) interest thereon from the date of any such payment until reimbursed at the interest rate provided in the Insurance Agreement, plus (iii) reasonable costs and expenses paid or incurred by the Insurer in connection with any curative or remedial enforcement action, defense, or preservation of any rights or security arising out of or relating to the Indenture, the Development Agreement, the Operating Agreement, the Deed of Trust, the Letters of Credit, the Construction Contract, the Collateral Assignment, the Assignment of Claims, any of the other Corporation Documents, the ICE Contract, any Agency Contract, or any of the other agreements entered into by the Corporation or the Operator in connection with the Bonds or the Project (including, without limitation, reasonable fees and expenses of attorneys, consultants, managers, brokers and auditors and reasonable costs of investigation and all costs and expenses paid or incurred by the Insurer in connection with any event of default under any of such documents or any change in the operator of the Project or any change in the source of Facility Revenues), (iv) any other amounts due to the Insurer under the Insurance Agreement, and (v) interest on the amounts described in clause (iii) and (iv) from the date the Insurer gives written notice to the Corporation and the Trustee of the payment or incurrence by the Insurer of such amounts and of the amount of any such payment made or incurred by the Insurer, until reimbursed at the interest rate provided in the Insurance Agreement.

“Required Substantial Completion Date” means the date required for Substantial Completion of the Project as required under the Construction Contract and shall initially be May 12, 2005.

“Revenue Fund” means the fund of that name created pursuant to Section 5.01 hereof.

“Revenues” means (i) all amounts assigned to the Trustee hereunder, including the Facility Revenues and any proceeds or amounts received or receivable by the Trustee under the Deed of Trust, (ii) any amounts received or receivable under the Assignment of Claims, (iii) any proceeds of Bonds originally deposited with the Trustee for the payment of interest accrued on the Bonds or otherwise paid to the Trustee by or on behalf of the Operator or the Corporation for deposit in the Bond Fund, (iv) any bond or insurance proceeds or eminent domain proceeds in respect of the Project receivable or received by the Trustee or any other amounts received or receivable by the Trustee pursuant to the Development Agreement, the Operating Agreement, the Construction Contract, the Collateral Assignment, the Assignment of Claims, the Letters of Credit, the Deed of Trust or any other Corporation Document, and (v) investment income with respect to any money held by the Trustee under the Indenture.

“Second Subordinated Loan” means the second loan from the Developer to the Corporation evidenced by the Second Subordinated Note in the original principal amount of $1.1 million as provided in Section 5.1 of the Development Agreement.

Second Subordinated Note” means the subordinate promissory note in the original principal amount of $1.1 million issued by the Corporation to Correctional Services Corporation to evidence the Corporation’s obligation to repay the Second Subordinated Loan as provided in Section 5.04 hereof.

“State” means the State of Texas.

“Subordinated Loans” collectively, means the First Subordinated Loan, the Second Subordinated Loan and any additional loans by the Developer or the Operator to the Corporation permitted by Sections 6.06 and 11.03 of this Indenture.

“Subordinated Notes” collectively, means the First Subordinated Note, the Second Subordinated Note and any additional note or other of indebtedness of the Corporation authorized under Sections 6.06 and 11.03 of this Indenture.

“Substantial Completion” means the Project is sufficiently accessible and complete in accordance with the Final Project Plans (as defined in the Development Agreement) and the ICE Contract so that the Project can be occupied and used for its intended purposes and a Certificate of Occupancy for the Project has been issued.

“Supplement,” when used in reference to the Indenture, means an indenture supplementing or modifying the provisions hereof entered into by the Corporation and the Trustee in accordance with Article IX hereof.

“Supplemental Reserve Fund” means the fund of that name created pursuant to Section 5.01 hereof

“Suspense Account” means the account of that name created in the Project Fund pursuant to Section 5.01 hereof.

“Trapping Events” has the meaning ascribed to such term in Section 5.04 hereof.

“Trust Estate” means (i) the property described under the Granting Clauses of this Indenture, including all right, title, and interest of the Corporation in the Project and in and under the Corporation Documents, and including without limitation, all right, title, and interest of the Corporation in and to all Revenues and other payments paid or payable to the Corporation from and after the date of this Indenture and other income, charges, and funds realized from the lease, sale, transfer, mortgage or other disposition of the Project and any substitutions therefor and the proceeds thereof and (ii) the Deed of Trust, the Assignment of Claims, the Letters of Credit, the Collateral Assignment.

“Trustee” means U.S. Bank National Association, a national banking association, in its capacity as trustee hereunder and any successor to its duties hereunder in accordance with Section 8.06.

“Trustee Fees and Expenses” means the fees and expenses described in Section 8.08.

“Underwriter” means Morgan Keegan & Company, Inc.

“Written Request” means a request in writing, signed, in the case of the Corporation, by an Corporation Representative, and in the case of the Operator, by a Operator Representative.

Section 1.02. Interpretation.

In this Indenture, unless otherwise stated or the context otherwise requires:

(i)	Words of one gender include the corresponding words of the other gender; words of neuter include both genders; and words in the singular include words in the plural and vice versa.

(ii)	Words indicating persons, parties, or entities (and the like) include firms, associations, partnerships (including limited partnerships), limited liability companies (and the like), corporations, trusts and other legal entities, including public and governmental bodies, as well as natural persons.

(iii)	References to a statute refer to the statute, as amended, and any successor statute, and to all regulations promulgated under or implementing the statute or successor statute, as in effect at the relevant time.

(iv)	References to a governmental or quasi-governmental entity or representatives thereof also refer to an entity that succeeds to the functions of the governmental or quasi-governmental entity and representatives thereof.

(v)	Headings preceding sections of text and any table of contents are solely for convenience of reference and are not part of this Indenture and are not to affect its meaning, interpretation or effect.

(vi)	The word “including” means “including, but not limited to” and the word “include” means “include, among others.”

(vii)	The terms “hereby,” “hereof,” “herein,” and “hereunder” (and the like) refer to this Indenture.

(viii)	Words importing the redemption of a Bond or the calling of a Bond for redemption do not mean or include the payment of a Bond at its stated maturity or the purchase of a Bond.

Section 1.03. All Bonds Equally and Ratably Secured; Bonds Not General Obligations of the Corporation.

All Bonds issued hereunder and at any time Outstanding shall in all respects be equally and ratably secured hereby, without preference, priority, or distinction on account of the date or dates or the actual time or times of the issuance or maturity of the Bonds, so that all Bonds at any time issued and Outstanding hereunder shall have the same right, lien and preference hereunder and shall all be equally and ratably secured hereby. The Bonds and the Reimbursement Obligations shall be special limited obligations of the Corporation and shall be payable solely out of the Trust Estate, and no agreements, bonds, debts or obligations of the Corporation are or shall ever be deemed to be the agreements, bonds debts or obligations or the lending of credit of or by the State, the County or any other political corporation, subdivision or agency of the State or the County or a pledge of the faith and credit of any of them. The Corporation has no taxing power.

Section 1.04. Taxable Obligations.

The Bonds are not “state or local bonds” within the meaning of section 103(a) and (c) of the Code; therefore, the interest on the Bonds is not excludable from the gross income of the holders thereof for federal income tax purposes.

ARTICLE II

AUTHORIZATION AND TERMS OF BONDS

Section 2.01. Authorization of Bonds.

The Corporation hereby authorizes the issuance of the Bonds in the aggregate original principal amount of $49,475,000 pursuant to the Act to finance costs of the Project, including interest to accrue on the Bonds and other financing costs until February 1, 2006, to make deposits to the Debt Service Reserve Fund and the Insurance and Property Taxes Fund and to pay costs of issuing the Bonds. The Bonds shall be designated “South Texas Detention Complex Local Development Corporation Taxable Revenue Bonds, Series 2004,” and shall be issued and sold to the Underwriter in accordance with provisions of this Indenture.

The Bonds shall be dated August 1, 2004, and interest shall accrue from the date of initial delivery of the Bonds to the Underwriter; shall be fully registered as to both principal and interest; shall be in Authorized Denominations, provided that no Bond shall represent more than one maturity; shall be numbered separately in such manner and with any additional designation as the Trustee deems necessary for purposes of identification; and shall bear interest, payable on the first day of each August and February, commencing on February 1, 2005, at the following per annum interest rates and shall mature, subject to prior redemption, on the following dates in the following principal amounts:

Maturity Date	Principal Amount	Interest Rate
02-01-07	$4,130,000	3.11%
02-01-08	$4,260,000	3.47%
02-01-09	$4,405,000	3.84%
02-01-10	$4,575,000	4.11%
02-01-11	$4,765,000	4.34%
02-01-12	$4,970,000	4.63%
02-01-13	$5,200,000	4.76%
02-01-14	$5,450,000	4.92%
02-01-15	$5,715,000	5.00%
02-01-16	$6,005,000	5.07%

Section 2.02. Registration and Payment of Bonds.

(a) The Trustee shall maintain at its Designated Office books for the registration and transfer of Bonds. So long as any Bonds remain Outstanding, the Trustee shall make all necessary provisions to permit the exchange or registration or transfer of Bonds. The Trustee is authorized, on behalf of the Corporation, to authenticate and deliver Bonds transferred or exchanged in accordance with the provisions of such Bonds and this Indenture. The Trustee shall be responsible for its representations contained in the Certificate of Authentication on the Bonds.

(b) Except as provided in Article VII hereof, the Corporation and the Trustee shall deem and treat the registered Owner of each Bond as the absolute owner thereof for all purposes, and neither the Corporation nor the Trustee shall be affected by any notice to the contrary. Payment of any such Bond shall be made only as described in Section 2.02(f) hereof, but such Bond may be transferred as herein provided. All such payments made as described in Section 2.02(f) shall be valid and shall satisfy and discharge the liability of the Corporation upon such Bond to the extent of the amount or amounts so paid.

(c) The Bonds shall initially be held in fully immobilized form by DTC acting as depository. To induce DTC to accept the Bonds as eligible for deposit at DTC, the Corporation has heretofore executed and delivered to DTC the Issuer Letter of Representations. Neither the Corporation nor the Trustee will have any responsibility or obligation to DTC participants or the persons for whom they act as nominees (or any successor depository) with respect to the Bonds in respect of the accuracy of any records maintained by DTC (or any successor depository) or any DTC participant, the payment by DTC (or any successor depository) or any DTC participant of any amount in respect of the principal of or interest on Bonds, any notice that is permitted or required to be given to registered Owners under this Indenture (except such notices as shall be required to be given by the Corporation to the Trustee or to DTC (or any successor depository)), or any consent given or other action taken by DTC (or any successor depository) as the registered Owner. For so long as any Bonds are held in fully-immobilized form hereunder, DTC or its successor depository shall be deemed to be the registered Owner for all purposes hereunder, and all references herein to the registered Owners shall mean DTC (or any successor depository) or its nominee and shall not mean the owners of any beneficial interest in such Bonds.

Unless otherwise provided in Section 7.06, if any Bond shall be duly presented for payment and funds have not been duly provided by the Corporation on such applicable date, then interest shall continue to accrue thereafter on the unpaid principal thereof at the rate stated on such Bond until such Bond is paid.

(d) The transfer of any Bond may be registered and Bonds may be exchanged, but no transfer of any such Bond shall be valid unless such Bond is surrendered to the Trustee with the assignment form appearing on such Bond duly executed by the registered Owner or such registered Owner’s duly authorized agent in a manner satisfactory to the Trustee. Upon such surrender, the Trustee shall cancel the surrendered Bond and shall authenticate and deliver, without charge to the registered Owner or transferee therefor, a new Bond (or Bonds at the option of the new registered Owner) of the same date, maturity and interest rate and for the same aggregate principal amount in any Authorized Denomination, naming as registered Owner the person or persons listed as the assignee on the assignment form appearing on the surrendered Bond, in exchange for such surrendered and cancelled Bond. Any Bond may be surrendered to the Trustee and exchanged, without charge, for an equal aggregate principal amount of Bonds of the same date, maturity and interest rate, in any Authorized Denomination.

(e) The Trustee may become the registered Owner of any Bond with the same rights it would have if it were not the Trustee, and to the extent permitted by law, may act as depository for and permit any of its officers or directors to act as member of, or in any other capacity with respect to, any committee formed to protect the right of the registered Owners of Bonds.

(f) Both principal of and interest on the Bonds shall be payable in lawful money of the United States of America. Interest on the Bonds shall be calculated on the basis of a 360-day year and twelve 30-day months. For so long as all Bonds are in fully immobilized form, payments of principal and interest shall be made as provided in accordance with the operational arrangements of DTC referred to in the Letter of Representations.

In the event that the Bonds are no longer in fully immobilized form, interest on the Bonds shall be paid by check or draft mailed to the Owners at the addresses for such Owners appearing on the Bond registration books on the 15th day of the month preceding the interest payment date, and principal of the Bonds shall be payable upon presentation and surrender of such Bonds by the Owners at the Designated Office of the Trustee; provided, however, that if so requested in writing by the Owner of at least $1,000,000 principal amount of Bonds, interest will be paid by wire transfer on the date due to an account with a bank located within the United States.

Section 2.03. Use of Depository.

(a) The Bonds shall be registered initially in the name of “Cede & Co.” or in such other name as may be requested by an authorized representative of DTC, as nominee of DTC, with one Bond maturing on each of the maturity dates for the Bonds in an Authorized Denomination corresponding to the total principal therein designated to mature on such date. Registered ownership of such immobilized Bonds, or any portions thereof, may not thereafter be transferred except (i) to any successor of DTC or its nominee, provided that any such successor shall be qualified under any applicable laws to provide the service proposed to be provided by it; (ii) to any substitute depository appointed by the Corporation pursuant to subsection (b) below or such substitute depository’s successor; or (iii) to any person as provided in subsection (d) below.

(b) Upon the resignation of DTC or its successor (or any substitute depository or its successor) from its functions as depository or a determination by the Corporation to discontinue the system of book entry transfers through DTC or its successor (or any substitute depository or its successor), the Corporation may hereafter appoint a substitute depository. Any such substitute depository shall be qualified under any applicable laws to provide the services proposed to be provided by it.

(c) In the case of any transfer pursuant to clause (i) or (ii) of subsection (a) above, the Trustee shall, upon receipt of all outstanding Bonds, together with a written request by the Corporation Representative, issue a single new Bond for each maturity then outstanding, registered in the name of such successor or such substitute depository, or their nominees, as the case may be, all as specified in such written request of the Corporation Representative.

(d) In the event that (i) DTC or its successor (or substitute depository or its successor) resigns from its functions as depository, and no substitute depository can be obtained, or (ii) the Corporation determines that it is in the best interest of the beneficial owners of the Bonds that such owners be able to obtain such bonds in the form of Bond certificates, the ownership of such Bonds may then be transferred to any person or entity as herein provided, and shall no longer be held in fully-immobilized form. The Corporation Representative shall deliver a written request to the Trustee, together with a supply of definitive Bonds, to issue Bonds as herein provided in any Authorized Denomination. Upon receipt by the Trustee of all then outstanding Bonds together with a written request on behalf of the Corporation to the Trustee, new Bonds shall be issued in the appropriate denominations and registered in the names of such persons as are requested in such written request.

Section 2.04. Mutilated, Destroyed, Lost and Stolen Bonds.

If (i) any mutilated Bond is surrendered to the Trustee or if the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Trustee and the Corporation such security or indemnity as the Trustee reasonably may require to hold the Corporation and the Trustee harmless, then, in the absence of notice to the Trustee that such Bond has been acquired by a bona fide purchaser and upon the Owner’s paying the reasonable expenses of the Trustee and the Corporation and of any security or indemnity bond required by the Trustee, the Corporation shall cause to be executed and the Trustee shall authenticate and deliver, in exchange for such mutilated Bond or in lieu of such destroyed, lost or stolen Bond, a new Bond of like principal amount, date and tenor. If any such mutilated, destroyed, lost or stolen Bond has become, or will on or before the next Bond Payment Date become, due and payable, the Trustee may, in its discretion, pay such Bond when due instead of delivering a new Bond.

Section 2.05. Execution and Authentication of Bonds.

The Bonds shall be executed on behalf of the Corporation with the manual or facsimile signature of its President, and attested by the manual or facsimile signature of its Secretary. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Registrar or issued by the Corporation, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Corporation as though those who signed and attested the same had continued to be such officers of the Corporation. Also, any Bond may be signed on behalf of the Corporation by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

The President of the Corporation is hereby authorized to have control of the Bonds and all necessary records and proceedings pertaining to the Bonds pending their investigation, examination, and approval by the Attorney General of the State; their registration by the Comptroller of Public Accounts of the State; and their delivery to the Underwriter. A single

Bond shall be submitted to the Attorney General of Texas (the “Initial Bond”) for such purpose. Upon registration of the Initial Bonds, said Comptroller of Public Accounts (or a deputy designated in writing to act for said Comptroller) shall manually sign the Comptroller’s Registration Certificate. The Initial Bonds thus registered shall remain in the custody of the President of the Issuer (or his designee) until delivered to the Underwriter. Except for the Initial Bond, only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth and duly executed by the Trustee shall be entitled to any right, security, or benefit under this Indenture. Except for the Initial Bond, no Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such executed certificate upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture and that the Owner thereof is entitled to the benefits of the trust hereby created. The Trustee’s certificate of authentication on any Bond shall be deemed to have been duly executed by it if (a) signed by an authorized officer or signatory of the Trustee, but it shall not be necessary that the same officer or signatory sign the certificate of authentication on all of the Bonds issued hereunder, and (b) the date of registration and authentication of the Bond is inserted in the place provided therefor on the certificate of authentication.

Section 2.06. Non-Presentment of Bonds.

In the event any Bond shall not be presented for payment when the principal thereof and premium, if any, becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, if money sufficient to pay the principal of, premium, if any, and interest on, such Bond shall have been deposited hereunder for such payment, all liability to the Owner thereof for the payment of such Bond shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such money for such time as provided in Section 5.18 hereof, without liability for interest thereon, for the benefit of the Owner of such Bond, who shall thereafter be restricted exclusively to such money, for any claim of whatever nature on his part under this Indenture or on, or with respect to, said Bond.

Section 2.07. Conditions to Closing.

Upon the execution and delivery of this Indenture, the Corporation shall execute and deliver to the Trustee and the Trustee shall register and authenticate the Bonds in the aggregate principal amount of $49,475,000 and deliver them to the persons designated by the Underwriter.

Prior to the registration and authentication by the Trustee of any of the Bonds, there shall be filed with the Trustee:

(a) closing certificate of the Corporation incorporating a copy of the documents evidencing creation of the Corporation, the Corporation’s Articles of Incorporation and By-Laws and the resolution approving the issuance of the Bonds;

(b) original executed counterparts of the Corporation Documents;

(c) the insurance policies, contracts, Letters of Credit and bonds required by the Construction Contract, the Operating Agreement and the Development Agreement;

(d) executed ICE Contract and Assignment of Claims and acknowledgment from the contracting officer of ICE;

(e) a direction and authorization to the Trustee by the Corporation, signed by the President or Vice President of the Corporation, to authenticate and deliver (i) the Bonds to the purchasers therein identified and (ii) the First Subordinated Note to Correctional Services Corporation, upon payment to the Trustee for the account of the Corporation of the sums therein specified and to deposit the proceeds thereof as provided in this Indenture;

(f) opinions dated as of the date of the closing of (i) counsel for the Corporation, (ii) Bond Counsel, and (iii) counsel for the Operator, in form and substance satisfactory to the Underwriter and the Insurer;

(g) a Commitment for Mortgagee’s Policy of Title Insurance, issued by a title company reasonably acceptable to the Insurer, in the Trustee’s favor as mortgagee, in the amount of the principal amount of the Bonds, subject only to those title exceptions approved by the Insurer, and the standard printed exceptions contained in the usual form of Texas Mortgagee’s Title Policy;

(h) an original executed Deed of Trust and executed policies and contracts required thereby;

(i) title insurance and boundary survey;

(j) the Collateral Assignment;

(k) the Policy;

(l) evidence of a UCC financing statement filed with (i) the Texas Secretary of State, identifying the Corporation, as debtor, the Trustee, as secured party, and the Trust Estate, as collateral and (ii) the Delaware Secretary of State, identifying Correctional Services Corporation, as debtor, the Trustee, as secured party, and the property pledged to the Trustee pursuant to the Collateral Assignment and the Assignment, as collateral;

(m) the receipt of the approving opinion of the Texas Attorney General and the registration of the Initial Bonds with the Texas Comptroller of Public Accounts as provided in Section 2.05 hereof; and

(n) such other documents, certificates, and instruments in connection with the transactions contemplated by the Corporation Documents, in form and substance satisfactory to the Underwriter and the Insurer, as the Underwriter or the Insurer may reasonably request.

Upon receipt of the foregoing and of the purchase price for the Bonds, the Trustee shall register, authenticate, and deliver the Bonds to or upon the order of the Underwriter.

ARTICLE III

REDEMPTION OF BONDS

Section 3.01. Optional Redemption.

The Bonds are not subject to optional redemption prior to maturity except as provided in Section 3.03 below.

Section 3.02. Reserved.

Section 3.03. Extraordinary Optional Redemption.

The Bonds are subject to extraordinary optional redemption prior to maturity at any time, at the option of the Corporation, but only upon the direction of the Developer (prior to Final Completion) or the direction of the Operator (after Final Completion) and, in any case, with the prior written consent of the Insurer, at a redemption price equal to 100% of the principal amount of Outstanding Bonds or portions thereof being redeemed, plus interest accrued to the date fixed for redemption as follows:

(a) in whole or in part and if in part, pro rata, prior to Final Completion of the Project at the direction of the Developer (with the prior written consent of the Insurer) in the event of damage to or destruction of all or any portion of the Project, if the Developer in good faith determines, in consultation with the Insurer, that the continued development of the Project is impracticable, uneconomical or undesirable for any reason whatsoever;

(b) in whole or in part and if in part, pro rata, prior to Final Completion of the Project at the direction of the Developer (with the prior written consent of the Insurer) if any part or component of the Project shall be taken by any public authority or entity in the exercise of or acquired under the threat of the exercise of its power of eminent domain and the Developer shall have determined in the exercise of its professional judgment in consultation with the Insurer that any such taking would have a material adverse effect on the ability of the Developer to complete the Project in accordance with the ICE Contract; and

(c) in whole or in part and if in part, pro rata, after Final Completion of the Project at the direction of the Operator (with the prior written consent of the Insurer) if (i) any part or component of the Project having a value of $100,000 or more shall be damaged or destroyed, or if such damage or destruction is reasonably likely to cause a material disruption to or suspension of services at the Project, or (ii) any part or component of the Project shall be taken by any public authority or entity in the exercise of or acquired under the threat of the exercise of its power of eminent domain, and the Operator shall have determined in the exercise of its professional judgment in consultation with the Insurer that the Project does not remain suitable for continued operation for its intended purposes.

If all of the Outstanding Bonds are to be redeemed, then in addition to any funds received as a result of the damage to or destruction of the Project or the exercise of or threat of the power of eminent domain, all the amounts held in the Funds created under Article V of this Indenture shall be used to redeem the Bonds and to pay Reimbursement Obligations. If only a part of the Outstanding Bonds are to be redeemed, they may only be redeemed from any funds received as a result of the damage to or destruction of the Complex or the exercise of or threat of the power of the eminent domain that are not applied to restore the Project or acquire replacement property constituting part of the Project and from amounts held in the Funds created under Article V of this Indenture as explicitly authorized under Article V of this Indenture.

Such redemption shall be made upon receipt by the Trustee from the Corporation, together with the consent from the Insurer and the direction from the Developer or the Operator, as the case may be, of a written instruction to redeem received at least 45 days before the date fixed for redemption. No redemption shall be permitted unless all Reimbursement Obligations are paid.

Section 3.04. Selection of Bonds to be Redeemed.

In the event of a redemption of the Bonds in part, such redemption shall be made pro rata; provided that the portion of any Bond that remains Outstanding shall be in an Authorized Denomination.

Section 3.05. Partial Redemption of Bonds.

Upon the selection and call for redemption of, and the surrender of, any Bond for redemption in part only, the Corporation shall cause to be executed (and the Trustee shall prepare) and the Trustee shall authenticate and deliver to or upon the written order of the Owner thereof, at the expense of the Operator, a new Bond or Bonds of the same maturity and bearing interest at the same interest rate and of Authorized Denominations in an aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

Section 3.06. Effect of Call for Redemption.

On the date fixed for redemption by notice given as herein provided if moneys sufficient for the payment of the redemption price are on deposit with the Trustee, the Bonds so called for redemption shall become and be due and payable at the redemption price provided for redemption of such Bonds on such date. If on the date fixed for redemption money sufficient for payment of the redemption price and accrued interest is held by the Trustee as provided herein, interest on the Bonds so called for redemption shall cease to accrue, such Bonds shall cease to be entitled to any benefit or security hereunder except the right to receive payment from the money held by the Trustee and the amount of such Bonds so called for redemption shall be deemed paid and no longer Outstanding.

Section 3.07. Notice of Redemption.

Notice of any redemption is required to be given at least 30 days and not more than 60 days prior to the date fixed for redemption, by first class mail to the Owners of the Bonds. However, the failure to give a notice of redemption or a defect in such notice does not affect (i) the validity of any proceedings for the redemption of a Bond or portion of a Bond if the Owner of such Bond receives actual notice of the redemption from any source or (ii) the validity of the proceedings for the redemption of any Bonds or portion of Bonds for which proper notice was given. If any Bonds have been called for redemption but are not presented to the Trustee for payment within 60 days after the date fixed for redemption, the Trustee shall send to the owners of those Bonds a second notice of redemption, within 75 days after the date set for redemption. So long as DTC is acting as securities depository for the Bonds, notice of any redemption of the Bonds shall be sent by the Trustee only to DTC or its nominee. Information also will be sent in such manner as the Trustee deems appropriate to the Nationally Recognized Municipal Securities Information Depositories and State Information Depository recognized by the Securities Exchange Commission or its successor that disseminate redemption notices and any other sources that the Trustee determines to be customary or appropriate.

If at the time of mailing of any notice of extraordinary optional redemption pursuant to Section 3.03, there shall not have been deposited with the Trustee money sufficient to redeem all the Bonds (or the portion thereof) called for redemption, such notice shall state that it is subject to the deposit of the redemption money with the Trustee not later than the opening of business on the date fixed for redemption and that such notice will be of no effect unless such money is so deposited.

ARTICLE IV

FORM OF BONDS

Section 4.01. Form of Bonds.

The Bonds shall be in substantially the form set forth on Exhibit A hereto, with such necessary and appropriate omissions, insertions and variations as are permitted or required hereby.

The Initial Bonds shall be in the respective form set forth in Exhibit A, except that the form of a single fully registered Initial Bond shall be modified as follows:

(i) immediately under the name of the Bond(s) the headings “Interest Rate” and “Maturity Date” shall both be completed “as shown below”;

(ii) shall be numbered T-1;

(iii) the first paragraph shall read as follows:

REGISTERED OWNER: MORGAN KEEGAN & COMPANY, INC.

PRINCIPAL AMOUNT:

THE SOUTH TEXAS DETENTION COMPLEX LOCAL DEVELOPMENT CORPORATION (the “Corporation”), a Texas non-profit corporation created pursuant to Chapter 431, as amended, Texas Transportation Code, for value received, hereby promises to pay (but only out of the source hereinafter provided) to the Registered Owner identified above, or registered assigns as hereinafter provided, on the Maturity Date identified above, the Principal Amount identified above on the first day of February in each of the years and in principal amounts and bearing interest at per annum rates in accordance with the following schedule:

Maturity Date	Principal Amount	Interest Rate

(Information to be inserted from schedule in Section 2.01 hereof)

and to pay (but only out of the source hereinafter provided) interest on the balance of said Principal Amount from the Closing Date and from time to time remaining unpaid until payment of said Principal Amount has been made or duly provided for, at the Interest Rate per annum set forth above payable on February 1 and August 1 of each year commencing February 1, 2005, until the obligation with respect to payment of the Principal Amount is discharged. Interest is calculated based upon an assumption of a 360-day year of twelve 30-day months.

ARTICLE V

REVENUES AND FUNDS

Section 5.01. Creation of Funds and Accounts.

Upon the issuance of the Bonds, the Trustee shall create the following funds and accounts to be held in trust for the Owners of the Bonds:

(a) Bond Fund, which shall consist of (i) the Principal Account, (ii) the Interest Account, (iii) the Capitalized Interest Account and (iv) the Redemption Account;

(b) Cost of Issuance Fund;

(c) Project Fund, which shall consist initially of (i) the Construction Costs Account, (ii) the Contingency Account, (iii) the General Project Costs Account and (iv) the Suspense Account;

(d) Revenue Fund;

(e) Debt Service Reserve Fund;

(f) Operating Reserve Fund;

(g) Major Maintenance Reserve Fund;

(h) Insurance and Property Taxes Fund;

(i) Supplemental Reserve Fund;

(j) Performance Bond and Letters of Credit Proceeds Fund; and

(k) Business Interruption Insurance Proceeds Fund.

Section 5.02. Application of Bond Proceeds and Other Money.

In addition to the proceeds of the First Subordinated Loan which shall be deposited to the Suspense Account of the Project Fund, the Trustee shall receive at the time of issuance of the

Bonds the proceeds of the sale of the Bonds in the amount of $44,996,582.25 (representing the principal amount of the Bonds, less $88,942.75 of original issue discount, less the amount of $2,146,000.00, representing the premium for the purchase of the Policy, and less $2,243,475.00, the Underwriter’s discount) and shall deposit such funds as follows:

(a) to the Capitalized Interest Account, $2,627,751.55;

(b) to the Debt Service Reserve Fund, $4,947,500.00;

(c) to the Cost of Issuance Fund, $1,765,465.64;

(d) to the Project Fund, $35,405,865.06 (of which $412,699.31 shall be paid to the title company, $29,928,357.00 shall be deposited to the Construction Costs Account, $2,364,569.75 shall be deposited to the General Project Costs Account and $2,700,239.00 shall be deposited to the Contingency Account); and

(e) to the Insurance and Property Taxes Fund, $250,000.

The Development Agreement requires that on or before the scheduled date of occupancy of the Project, the Developer shall pay to the Trustee proceeds of the Second Subordinated Loan, and such amount shall be deposited to the Suspense Account of the Project Fund.

Section 5.03. Cost of Issuance Fund.

A deposit to the credit of the Cost of Issuance Fund shall be made as required by the provisions of Section 5.02 hereof. Money on deposit in the Cost of Issuance Fund shall be applied to pay the costs of issuing the Bonds, including, without limitation, all printing expenses in connection with the Bonds, the preliminary official statement and the official statement pertaining to the Bonds; Rating Agency fees; legal fees and expenses; Financial Advisors’ fees and expenses; the fee and initial expenses of the Corporation; the initial Trustee Fees and Expenses; and all other fees and expenses incurred in connection with the issuance of the Bonds. The costs described above shall be payable upon submission to the Trustee of a Written Request from the Underwriter in the form of Exhibit D hereto stating that the amount indicated thereof is due and owing, has not been the subject of another Written Request that has been paid, and is a proper cost of issuing the Bonds. Any money remaining in the Cost of Issuance Fund on such date as the Underwriter notifies the Trustee that all costs of issuance of the Bonds have been paid shall be transferred to the General Project Costs Account of the Project Fund.

Section 5.04. Revenue Fund.

All Revenues shall be deposited in the Revenue Fund as and when received, except that unless otherwise directed by the Insurer (i) any payments under any performance bond, any liquidated damages paid by the Contractor pursuant to the Construction Contract and proceeds of the Letters of Credit shall be deposited to the Performance Bond and Letters of Credit Proceeds Fund; (ii) any payments under the insurance required by the Construction Contract for delayed-opening or business interruption or under the insurance required under the Development Agreement or the Operating Agreement for business interruption shall be deposited in the Business Interruption Insurance Proceeds Fund; (iii) proceeds of property insurance (excluding payments made for delayed-opening or business interruption, which shall be deposited to the Business Interruption Insurance Proceeds Fund) shall be deposited to a separate account in the Project Fund; (iv) payments made by the Developer shall be deposited to the Suspense Account; and (v) proceeds of any condemnation or similar award and any payments in lieu of condemnation shall be deposited to the Project Fund as provided herein;

All money held on deposit in the Revenue Fund shall be held by the Trustee and deposited and disbursed by the Trustee on the twentieth day of each month in the following order of priority; provided that on any Bond Payment Date, the Trustee shall transfer to the Bond Fund the amount necessary to pay the principal of and interest on the Bonds due on such Bond Payment Date if amounts then credited to the Bond Fund are not sufficient to make such payments.

FIRST: the Trustee shall deposit in the Interest Account of the Bond Fund an amount (after taking into consideration amounts then on deposit in the Interest Account, including funds transferred to the Interest Account from the Capitalized Interest Account on the 19th day of such month) equal to; (a) 1/6th of the interest due on the Bonds on the next Bond Payment Date; and (b) all amounts due as to interest on the Bonds on the twentieth day of any previous calendar month pursuant to this paragraph that have not otherwise been credited to the Interest Account of the Bond Fund pursuant to this paragraph and (c) any amounts required to pay obligations described in clause (i) of the definition of Reimbursement Obligations relating to the payment by the Insurer of interest on the Bonds and any other amounts required to pay interest due on the Bonds during the next month;

SECOND: (a) commencing 12 months prior to the first principal payment date on the Bonds, the Trustee shall deposit in the Principal Account of the Bond Fund (after taking into consideration amounts then on deposit in the Principal Account of the Bond Fund) an amount equal (i) 1/12th of the principal due on the Bonds on the next Principal Payment Date and (ii) all amounts due as to principal on the Bonds on the twentieth day of any preceding month that have not otherwise been credited to the Principal Account of the Bond Fund pursuant to this paragraph; and (b) any amounts due the Insurer to reimburse it for any other obligations described in clause (i) of the definition of Reimbursement Obligations not paid in First above, and any other amounts required to pay principal due on the Bonds during the next month;

THIRD: the Trustee shall (i) pay or reimburse itself for its annual stated fees for acting as Trustee (but not for any other amounts described in Section 8.08 hereof such as third-party reimbursements), then due and owing and (ii) shall pay to the Insurer any amounts required to pay obligations described in clause (ii) of the definition of Reimbursement Obligations and the Insurer’s surveillance fee if then due under the Insurance Agreement;

FOURTH: if, and to the extent that the amount on deposit in the Debt Service Reserve Fund is less than the Debt Service Reserve Requirement, the Trustee shall deposit in the Debt Service Reserve Fund the amount necessary to replenish the Debt Service Reserve Fund, (a) in twelve consecutive equal monthly installments beginning in the month following any withdrawal from the Debt Service Reserve Fund which causes the amount therein to be less than the Debt Service Reserve Requirement, or (b) in four (4) consecutive equal monthly installments beginning in the month following the month in which the value of the cash and Permitted Investments credited to the Debt Service Reserve Fund is calculated at an amount less than the Debt Service Reserve Requirement;

FIFTH: to pay the Insurer any other Reimbursement Obligations and to the Trustee the other Trustee Fees and Expenses not paid pursuant to THIRD above;

SIXTH: the Trustee shall deposit in the Insurance and Property Taxes Fund, (i) an amount equal to 1/12 of the then applicable Annual Insurance and Property Taxes, plus (ii) an amount equal to any shortfall between the amount on deposit in the Insurance and Property Taxes Fund after making such deposit and all amounts due and payable (to the Trustee’s actual knowledge) for Insurance premiums or property tax payments due on or prior to the twentieth day of the following month, plus (iii) any amount previously due under this paragraph that remains unpaid;

SEVENTH: if, and to the extent the amount on deposit in the Operating Reserve Fund is less than the Operating Reserve Fund Requirement, the Trustee shall deposit in the Operating Reserve Fund the amount necessary to make the amount on deposit in the Operating Reserve Fund equal to the Operating Reserve Fund Requirement (a) in twelve consecutive equal monthly installments beginning in the month following any withdrawal from the Operating Reserve Fund or (b) in four consecutive equal monthly installments beginning in the month following the month in which the value of the cash and Permitted Investments credited to the Operating Reserve Fund is calculated at an amount less than the Operating Reserve Fund Requirement;

EIGHTH: if, and to the extent the amount on deposit in the Major Maintenance Reserve Fund is less than the Major Maintenance Reserve Fund Requirement, the Trustee shall deposit in the Major Maintenance Reserve Fund the amount necessary to make the amount then on deposit in the Major Maintenance Reserve Fund equal to the Major Maintenance Reserve Fund Requirement (a) in twelve consecutive equal monthly installments beginning in the month following any withdrawal from the Major Maintenance Reserve Fund or (b) in four consecutive equal monthly installments beginning in the month following the month in which the value of the cash and Permitted Investments credited to the Major Maintenance Reserve Fund are calculated at an amount less than the Major Maintenance Reserve Fund Requirement;

NINTH: subject to the availability of funds in the Revenue Fund sufficient to make the deposits and disbursements described in the foregoing Paragraphs FIRST through EIGHTH, and (i) if the Rate Covenant (defined in the proviso below) is met and if none of the other Trapping Events (defined in the proviso below) has occurred, the Trustee shall reimburse the Operator for the Operating Costs requisitioned for the previous Facility Revenue Collection Period and (ii) if the Rate Covenant is not met or if any of the other Trapping Events has occurred, the Trustee shall deposit all remaining funds in the Supplemental Reserve Fund;

TENTH: subject to the availability of funds in the Revenue Fund sufficient to make the deposits and disbursements described in the foregoing Paragraphs FIRST through NINTH and subject to the proviso below, the Trustee shall pay to the Operator, so long as Correctional Services Corporation is the Operator, the amount then due on the Subordinated Notes in the following order of priority: interest due on the First Subordinated Note, interest due on the Second Subordinated Note, principal due on the First Subordinated Note, and principal due on the Second Subordinated Note; and

ELEVENTH: subject to the proviso below, the Trustee shall disburse the balance, if any, in the Revenue Fund, to the Operator as an operating fee; provided that the proceeds of the Second Subordinated Loan have been paid in full to the Trustee and the Trustee has not become aware of the occurrence of any event of Default or an event that, with notice or the lapse of time or both, would be an Event of Default.

provided, however, that the disbursements described in Clauses NINTH through ELEVENTH above shall not be made to the Operator if (a) the total amount of Facility Revenues received by the Trustee for a Facility Revenue Collection Period, less the Operating Costs requisitioned by the Operator for the same Facility Revenue Collection Period, is less than one times the amounts required to be disbursed by the Trustee pursuant to clauses FIRST through EIGHTH of Section 5.04 or (b) the total amount of Facility Revenues received by the Trustee for a Quarterly Measurement Period, less the Operating Costs (as set forth in the requisitions submitted for actual Operating Costs) for the same Quarterly Measurement Period, is less than 1.25 times the amounts required to be disbursed by the Trustee pursuant to clauses FIRST through EIGHTH of Section 5.04 of the Indenture (clauses (a) and (b) above being collectively defined as the “Rate Covenant”) or (c) no Facility Revenues are received by the Trustee for 45 consecutive calendar days with no expectation, evidenced to the satisfaction of the Independent Contract Monitor and the Insurer, that the Trustee will receive Facility Revenues within the next 15 calendar days; or (d) no Facility Revenues are received for two consecutive Facility Revenue Collection Periods or (e) notice has been given that the ICE Contract will be canceled or terminated or not renewed or (f) the ICE Contract is not in effect (the events described in clauses (a), (b), (c), (d), (e) and (f) being collectively defined as the “Trapping Events”); provided further that upon the occurrence of any Trapping Event and until otherwise directed by the Insurer, the disbursements described above in Clauses NINTH through ELEVENTH shall instead be deposited in the Supplemental Reserve Fund or, at the written direction of the Insurer, all or part of such disbursements shall be deposited to the Bond Fund and applied to the payment of the debt service on the Bonds and provided further that, notwithstanding the foregoing provisos, the Insurer shall have the right, in its sole discretion, and authority to waive in writing on behalf of the Owners strict compliance with the Rate Covenant and/or to waive in writing, in whole or in part, the occurrence of any of the Trapping Events; provided however that the failure of the Insurer to insist upon strict compliance with the Rate Covenant or the granting of any such waiver shall not be construed as extending to any Trapping Event other than that which is specifically addressed in writing by the Insurer and shall not extend to any future Trapping Event. The Trustee shall promptly give notice to the Insurer, the Corporation and the Operator of notice of cancellation, termination or non-renewal of the ICE Contract, the occurrence of a Trapping Event, or the failure to maintain the Rate Covenant, as applicable.

In the event of any failure to meet the Rate Covenant, the Corporation and the Operator shall provide to the Insurer and the Trustee within 30 days after the end of any Facility Revenue Collection Period in which the Rate Covenant was not met, a written review of Facility Revenues and Operating Costs, including a written plan to meet the Rate Covenant.

Section 5.05. Project Fund.

(a) Initial Deposits. Two initial deposits to the credit of the Project Fund shall be made pursuant to Section 5.02 hereof. From the deposit of proceeds of the Bonds, $29,928,357.00 shall be deposited to the Construction Costs Account, $2,700,239.00 shall be deposited to the Contingency Account and $2,364,569.75 shall be deposited to the General Project Costs Account within the Project Fund and disbursed as hereinafter provided. All of the proceeds of the First Subordinated Loan shall be deposited to the Suspense Account and on the 92nd day after such deposit (or the next Business Day if the 92nd day is not a Business Day) and provided that during such 91-day period no Act of Bankruptcy has occurred, shall be transferred to the General Project Costs Account and disbursed as hereinafter provided.

(b) Other Deposits to the Suspense Account. The Trustee shall also deposit to the Suspense Account the proceeds of the Second Subordinated Loan and any moneys paid by the Developer pursuant to Sections 5.1(c)(i) and (ii) of the Development Agreement (but not payments drawn under the Developer Letter of Credit to pay costs of delay, which payments shall be deposited to the Performance Bond and Letters of Credit Proceeds Fund). On the 92nd day after the deposit to the Suspense Account of the proceeds of the Second Subordinated Loan (or the next Business Day if the 92nd day is not a Business Day) and provided that no Act of Bankruptcy has occurred during such 91-day period, the Trustee shall (i) to the extent the balance on deposit in the Operating Reserve Fund is not then equal to the Operating Reserve Fund Requirement, transfer to the Operating Reserve Fund the amount, if any, required to make the balance therein equal to the Operating Reserve Fund Requirement; (ii) to the extent the balance on deposit in the Major Maintenance Reserve Fund is not then equal to the Major Maintenance Reserve Fund Requirement, transfer to the Major Maintenance Reserve Fund the amount required to make the balance therein equal to the Major Maintenance Reserve Fund Requirement; (iii) if the balance then on deposit in the Insurance and Property Taxes Fund is less than the Annual Insurance and Property Taxes for the year of deposit, transfer the amount, if any, required (or the entire balance then on deposit in the Suspense Account if less than the amount required) to make the amount then on deposit in the Insurance and Property Taxes Fund equal to the Annual Insurance and Property Taxes for the year of deposit; and (iv) transfer any remaining funds to the General Project Costs Account if prior to Final Completion and otherwise to the Revenue Fund.

On the 92nd day after the deposit to the Suspense Account of any other payment by the Developer (or the next Business Day if the 92nd day is not a Business Day) and provided no Act of Bankruptcy has occurred during such 91-day period, the amounts so deposited shall be transferred to the General Project Cost Account; provided that unless otherwise directed by the Insurer, if such payment was made pursuant to Section 8.4(d) of the Development Agreement because of delay, such amount shall be transferred to the Performance Bond and Letters of Credit Proceeds Fund.

(c) Other Deposits to the Project Fund. The Trustee shall deposit proceeds of any property insurance (other than proceeds of business interruption or delayed-opening insurance, which shall be deposited to the Business Interruption Insurance Proceeds Fund) and the proceeds of any condemnation award or payment in lieu of condemnation, to a separate account in the Project Fund for disbursement by the Trustee as hereinafter provided.

At the option of the Developer (prior to Final Completion), pursuant to Article 12 of the Development Agreement, or at the option of the Operator (after Final Completion) pursuant to Section 24 of the Operating Agreement, proceeds of insurance and condemnation awards or payments in lieu of condemnation deposited in such separate account of the Project Fund shall be (i) disbursed by the Trustee in order to repair, rebuild, restore or replace the property damaged or destroyed or to pay for additional costs of the Project, as the case may be, upon requisition therefor made by the Developer (prior to Final Completion) or the Operator (after Final Completion) pursuant to a requisition signed by the Independent Construction Monitor (prior to Final Completion) or the Independent Contract Monitor (after Final Completion); or (ii) if the requirements of Section 3.03 hereof have been met, transferred to the Redemption Account.

(d) Construction Costs Account. Money on deposit in the Construction Costs Account shall be held in such account and disbursed by the Trustee to pay amounts due to the General Contractor under the Construction Contract or to reimburse the Developer for amounts previously paid to the General Contractor, in both cases, upon requisition therefor made by the Developer pursuant to a requisition signed by the Independent Construction Monitor and substantially in the form of Exhibit B hereto, accompanied by an approved “Application for Payment” issued in accordance with the Construction Contract and signed by the Independent Construction Monitor.

(e) Contingency Account. Money on deposit in the Contingency Account shall be held in such account and disbursed by the Trustee to pay amounts due to the General Contractor under the Construction Contract if the balance in the Construction Costs Account is not sufficient to pay such amounts. Disbursements from the Contingency Account shall be made only upon requisition therefor made by the Developer pursuant to a requisition signed by the Independent Construction Monitor substantially in the form of Exhibit B hereto, accompanied by (i) an approved “Application for Payment” signed by the Independent Construction Monitor and issued in accordance with the Construction Contract and (ii) the written consent of the Insurer if any such disbursements would, individually or in the aggregate, result in payments to the Contractor in excess of one percent (1%) of the Guaranteed Maximum Price (as defined in the Construction Contract).

(f) General Project Costs Account. Money on deposit in the General Project Costs Account, together with all other money received by the Trustee when accompanied by a direction from a Developer Representative not inconsistent with this Indenture that such money is to be paid into the General Project Costs Account, shall be held in such account and disbursed by the Trustee to pay costs of the Project, upon requisition therefor made by the Developer pursuant to a requisition substantially in the form of Exhibit B hereto and (other than payment of the costs of the site) approved by the Independent Construction Monitor; provided, however, that no Developer fee shall be paid to the Developer until (i) the proceeds of the Second Subordinated Loan have been deposited into the Suspense Account and (ii) the balance in the Operating Reserve Fund is at least equal to the Operating Reserve Requirement, the balance on deposit in the Major Maintenance Reserve is at least equal to the Major Maintenance Reserve Requirement and the Insurance and Property Taxes Fund is fully funded.

(g) The Trustee shall make disbursements to pay amounts due to the General Contractor under the Construction Contract pursuant to Section 5.05(d), (e) and (f) whether or not an Event of Default has occurred and is continuing; provided, that the requisition or requisitions specified in such subsections have been approved by the Independent Construction Monitor for Work (as defined in the Construction Contract) completed prior to termination of the Construction Contract and prior to the delivery of a 5.05(g) Notice (as defined below) by the Trustee to the Contractor or the Developer. The Insurer has the right to direct the Trustee to exercise any rights it may have under the Construction Contract to terminate the Construction Contract, subject to the terms of the Construction Contract. In addition, at any time during the continuance of an Event of Default, the Insurer may direct the Trustee to give a written notice (a “5.05(g) Notice”) to the Developer and the Contractor specifying that on and after the date of delivery of the 5.05(g) Notice, the Trustee shall not make any payments or transfers from any account of the Project Fund without the consent or direction of the Insurer except as provided in the third to last paragraph of this Section 5.05.

If, as of date of issuance of the Bonds, the Developer’s total financial contribution to the costs of the Project exceeds $3.9 million, subject to all other terms of this Indenture, including the absence of any continuing Trapping Event, the Developer shall be entitled to submit a requisition, together with reasonably detailed invoices, in accordance with the terms of this Indenture, for reimbursement from the General Project Costs Account of the Project Fund (subject to the availability of funds therein); provided, that such costs (without any mark-up) are documented to the reasonable satisfaction of the Insurer and that such requisition is approved by the Independent Construction Monitor and; provided further, that the Operating Reserve Fund and the Major Maintenance Reserve Fund are fully funded to the Operating Reserve Fund Requirement and the Major Maintenance Reserve Fund Requirement, respectively.

The Developer shall give to the Trustee and the Insurer written notice of Substantial Completion (which notice shall be signed by the Developer and the Independent Construction Monitor) and written notice of the planned date of occupancy of the Project.

The Developer shall promptly give to the Trustee and the Insurer written notice of Final Completion of the Project (which notice shall be signed by the Developer and the Independent Construction Monitor), together with a requisition (signed by the Independent Construction Monitor and prepared in accordance with the provisions of this Section 5.05) for any “Final Payment” required to be made to the General Contractor under the Construction Contract.

Following receipt of such notice, the Trustee shall transfer any funds remaining in the Construction Costs Account, less the amount of any such Final Payment to be made to the General Contractor, and any funds remaining in the General Project Costs Account, less the amount of other costs incurred but not yet due (i) to the Major Maintenance Reserve Fund if the amount then credited to the Major Maintenance Reserve Fund is less than the Major Maintenance Reserve Requirement; (ii) to the Operating Reserve Fund if the amount then credited to the Operating Reserve Fund is less than the Operating Reserve Fund Requirement; and (iii) to the extent required under FIRST through NINTH of Section 5.04, to the Revenue Fund to be applied as provided in Section 5.04 FIRST through NINTH.

Following receipt of such notice, the Trustee shall apply the balance, if any, in the Contingency Account to pay for Operating Costs (which have been approved in writing by the Insurer) until such time as the Trustee receives the first payment from ICE pursuant to the

Assignment of Claims. From and after the time that the Trustee receives the first payment from ICE pursuant to the Assignment of Claims, the Trustee shall apply, transfer and deposit the balance, if any, in the Contingency Account as directed by the Insurer.

Amounts in the Project Fund, until applied as provided herein, shall be held for the security of all Bonds Outstanding and the Reimbursement Obligations. During the continuance of an Event of Default, on and after the date of delivery of a 5.05(g) Notice (as defined in Section 5.05(g)) delivered to the Contractor and the Developer at the direction of the Insurer, (i) except for disbursements permitted by Section 5.05(g) and payments of retainage due to the Contractor at Substantial Completion under the Construction Contract or upon termination of the Construction Contract pursuant to Section 12.1.1 or 12.2.1 thereof, the Trustee shall not make any payments or transfers from any account of the Project Fund without the consent or direction of the Insurer and (ii) at the direction of the Insurer, moneys then on deposit in the Project Fund (after payment of amounts specified in Section 5.05(g)) shall be transferred first to the Interest Account of the Bond Fund and then to the Principal Account of the Bond Fund if on a Bond Payment Date no other funds (other than amounts payable under the Policy) are available to pay interest and principal then due on the Bonds. In addition, without the consent of the Insurer, no transfers shall be made from the Suspense Account if an Act of Bankruptcy with respect to the Corporation, the Developer, or the Operator or a Trapping Event is continuing.

The Trustee shall retain copies or records of each requisition and each approved “Application for Payment” and without the prior consent of the Insurer shall not destroy such records and copies for a period of three years after Final Completion. Upon written request of the Insurer, the Trustee shall deliver such records and copies to the Insurer.

Upon request by the Independent Construction Monitor or the Insurer, the Trustee shall confirm the balances available in the various accounts of the Project Fund.

Section 5.06. Bond Fund.

(a) Interest Account. Money in the Interest Account shall be used to pay interest on the Bonds as it becomes due and to pay obligations described in clause (i) of the definition of Reimbursement Obligations relating to the payment by the Insurer of interest on the Bonds. The Trustee shall deposit to the Interest Account money from the following sources, in the following order of priority, so that on or before the second Business Day before each Bond Payment Date there is on deposit in the Interest Account an amount that is at least equal to the amount of interest payable on the Bonds on such Bond Payment Date and the amounts due to the Insurer pursuant to Section 5.04, FIRST:

(1) From the Capitalized Interest Account, in accordance with Section 5.06(c) hereof;

(2) From the transfers from the Project Fund as provided in Section 5.05;

(3) From the Revenue Fund, in accordance with Paragraph First of Section 5.04;

(4) From the Supplemental Reserve Fund if so directed in writing by the Insurer;

(5) From the Major Maintenance Reserve Fund, in accordance with Section 5.08;

(6) From the Operating Reserve Fund, in accordance with Section 5.09;

(7) From the Revenue Fund in accordance with the proviso to the second paragraph of Section 5.04; and

(8) From the Debt Service Reserve Fund, in accordance with Section 5.07;

(b) Principal Account. Money in the Principal Account shall be used to retire Bonds by payment at their scheduled maturity dates and to pay any amounts due to the Insurer to reimburse it for any obligations described in clause (i) of the definitions of Reimbursement of Obligations (relating to the payment by Insurer of principal on the Bonds). The Trustee shall deposit to the Principal Account money from the following sources, in the following order of priority, so that on or before the second Business Day before each Bond Payment Date on which Bonds mature, there is on deposit in the Principal Account an amount that is at least equal to the principal payable on the Bonds on such Bond Payment Date and the amount due to the Insurer pursuant to Section 5.04, SECOND:

(1) From the Project Fund as provided in Section 5.05 ;

(2) From the Revenue Fund, in accordance with Paragraph Second of Section 5.04;

(3) From the Supplemental Reserve Fund if so directed in writing by the Insurer;

(4) From the Major Maintenance Reserve Fund, in accordance with Section 5.08;

(5) From the Operating Reserve Fund, in accordance with Section 5.09.

(6) From the Revenue Fund in accordance with the proviso to the second paragraph of Section 5.04; and

(7) From the Debt Service Reserve Fund, in accordance with Section 5.07;

If all of the Bonds then Outstanding are to be redeemed pursuant to Section 3.03, all of the money in the Principal Account shall be transferred to the Redemption Account on the second Business Day prior to the date fixed for redemption.

(c) Capitalized Interest Account. An initial deposit to the credit of the Capitalized Interest Account shall be made pursuant to Section 5.02 hereof. Such money shall be held in the Capitalized Interest Account and transferred to the Interest Account in an amount equal to

(a) $779,814.00 of interest due on the Bonds from the date of initial delivery until February 1, 2005, and (b) thereafter on the nineteenth day of each month, 1/6 of the interest due on the Bonds on the next Bond Payment Date, until all amounts in the Capitalized Interest Account have been transferred.

(d) Redemption Account. If, at the direction of the Developer (prior to Final Completion) or the Operator (after Final Completion) and, in any case, with the prior written consent of the Insurer, the Corporation elects to redeem all or a portion of the Bonds and upon receipt of a certificate of an Operator Representative stating that money on deposit in the Redemption Account is to be applied to redeem Bonds by extraordinary optional redemption pursuant to Section 3.03 hereof and specifying the principal amount of Bonds to be redeemed, moneys credited to the Redemption Account shall be applied by the Trustee to retire Bonds by redemption pro rata in the amount set forth in the Operator’s directions.

Any balance remaining in the Redemption Account after the redemption of Bonds shall be transferred to the Interest Account of the Bond Fund.

(e) Upon the refunding or providing for payment of less than all Bonds so that the Bonds refunded or provided for are no longer Outstanding, amounts in the Bond Fund that would have been applied to payments on the Bonds refunded or provided for shall be retained in the Bond Fund or, upon the Operator’s directions and with the prior written consent of the Insurer, shall be applied in accordance with those directions.

Section 5.07. Debt Service Reserve Fund.

An initial deposit to the credit of the Debt Service Reserve Fund shall be made pursuant to Section 5.02 hereof. The Trustee shall also deposit into the Debt Service Reserve Fund any amounts the Trustee is required to deposit therein in accordance with Paragraph FOURTH of Section 5.04 of this Indenture. Such money shall be held in the Debt Service Reserve Fund and disbursed as hereinafter provided.

The Bonds shall be secured by the Debt Service Reserve Fund in an amount equal to ten percent (10%) of the original principal amount of the Bonds (the “Debt Service Reserve Requirement”). Amounts in the Debt Service Reserve Fund shall be used only to pay principal of and interest on the Bonds in the event that all other amounts held by the Trustee and available therefor are insufficient, provided however, that, at such time as the amount in the Bond Fund plus the amount in the Debt Service Reserve Fund is sufficient to pay on the next Bond Payment Date the principal of and the interest on all Bonds then Outstanding, the balance in the Debt Service Reserve Fund shall be transferred to the Bond Fund and applied together with moneys in the Bond Fund to pay when due the principal of and the interest on all of the Bonds Outstanding.

The Debt Service Reserve Fund shall be fully funded at closing with cash or Permitted Investments in an amount equal to the Debt Service Reserve Requirement. No letter of credit, surety bond, insurance policy or other credit facility may be credited to the Debt Service Reserve Fund without the prior written consent of the Insurer. The Trustee shall determine the value of the Permitted Investments credited to the Debt Service Reserve Fund at fair market value and marked to market no less frequently than semiannually commencing February 2, 2005 (and monthly from the date of any withdrawal to pay debt service or from the date of any other deficiency until such deficiency is cured). Debt Service Reserve Fund investments may not have maturities extending beyond five (5) years except for Investment Agreements approved by the Insurer.

If, on a Bond Payment Date, the amount in the Bond Fund after making all other required deposits therein and transfers thereto is insufficient to pay the principal, and interest then due on the Bonds, the Trustee shall transfer from the Debt Service Reserve Fund to the appropriate account within the Bond Fund an amount sufficient, together with the funds then in such account or accounts in the Bond Fund, to provide for such payment, as provided in Section 5.06 hereof. Upon any such transfer, the Trustee shall immediately notify the Operator and the Insurer of the amount of such transfer, and the Debt Service Reserve Fund shall be replenished pursuant to Paragraph FOURTH of Section 5.04 of this Indenture.

Interest earned on the investment of money in the Debt Service Reserve Fund shall be transferred to the Bond Fund and applied to the payment of principal and interest on the Bonds and any Reimbursement Obligations.

Section 5.08. Major Maintenance Reserve Fund.

In addition to any other transfer to the Major Maintenance Reserve Fund, the Trustee shall make deposits from the Revenue Fund into the Major Maintenance Reserve Fund in accordance with Paragraph EIGHTH of Section 5.04 as necessary to maintain a balance therein of at least $500,000 (the “Major Maintenance Fund Requirement”). All amounts held in the Major Maintenance Reserve Fund shall be invested solely in Permitted Investments.

Money on deposit in the Major Maintenance Reserve Fund shall be used for the payment of the repair and replacement of capital items of the Project, pursuant to a requisition of the Operator in substantially the form set forth on Exhibit C hereto.

Amounts in the Major Maintenance Reserve Fund shall be transferred to pay principal and interest on the Bonds pursuant to Section 5.06 hereof and to pay Reimbursement Obligations.

Interest earned on the investment of money in the Major Maintenance Reserve Fund shall be transferred (i) prior to Final Completion of the Project to the Project Fund, and (ii) following Final Completion of the Project to the Bond Fund and applied to the payment of principal and interest on the Bonds and any Reimbursement Obligations.

Section 5.09. Operating Reserve Fund.

In addition to any other transfer to the Operating Reserve Fund, the Trustee shall make deposits from the Revenue Fund into the Operating Reserve Fund in accordance with Paragraph SEVENTH of Section 5.04 as necessary to maintain a balance therein of at least $600,000 (the “Operating Reserve Fund Requirement”). All amounts held in the Operating Reserve Fund shall be invested solely in a money market mutual fund described in paragraph (4) of the definition of Permitted Investments.

Money on deposit in the Operating Reserve Fund shall be paid to or upon order of the Operator to pay, or to reimburse the Operator for the payment of, any Operating Costs pursuant to a requisition substantially in the form of Exhibit C hereto if other monies for such purpose are not sufficient.

Amounts in the Operating Reserve Fund shall be transferred to pay principal and interest on the Bonds pursuant to Section 5.06 hereof and to pay Reimbursement Obligations.

Interest earned on the investment of money in the Operating Reserve Fund shall be transferred (i) prior to Final Completion of the Project to the Project Fund, and (ii) following Final Completion of the Project to the Bond Fund and applied to the payment of principal and interest on the Bonds and any Reimbursement Obligations.

Section 5.10. Insurance and Property Taxes Fund.

In addition to other transfers and deposits to the Insurance and Property Taxes Fund, the Trustee shall make deposits from the Revenue Fund into the Insurance and Property Taxes Fund in accordance with Paragraph SIXTH of Section 5.04 . The Trustee shall apply money in the Insurance and Property Taxes Fund to pay premiums for property insurance and property taxes or payments in lieu of property taxes for the Project, including those required by the Payment in Lieu of Taxes and Option Agreement, on or before the date such premiums or taxes or payments in lieu are due. All amounts held in the Insurance and Property Taxes Fund shall be invested solely in a money market mutual fund described in paragraph (4) of the definition of Permitted Investments.

Interest earned on the investment of money in the Insurance and Property Taxes Fund shall be transferred (i) prior to Completion of the Project to the Project Fund, and (ii) following Completion of the Project to the Bond Fund and applied to the payment of principal and interest on the Bonds and any Reimbursement Obligations.

Section 5.11. Supplemental Reserve Fund.

Unless compliance with the proviso in Section 5.04 or any of the Trapping Events have been waived in writing by the Insurer, the Trustee shall make deposits from the Revenue Fund into the Supplemental Reserve Fund in accordance with Paragraph NINTH of Section 5.04 of this Indenture during each Facility Revenue Collection Period beginning on the date of occurrence of any Trapping Event until otherwise directed by the Insurer pursuant to the provisions of Section 5.04. Amounts in the Supplemental Reserve Fund are to be transferred to the Revenue Fund on the twentieth day of each month to the extent that amounts in the Revenue Fund are not sufficient to make all deposits required by Paragraphs FIRST through EIGHTH of Section 5.04 of this Indenture. Any remaining funds are to be disbursed (i) first to the Operator to reimburse the Operator for actual Operating Costs incurred and requisitioned for the previous Facility Revenue Collection Period in an amount up to 1/12 of the annual budgeted Operating Costs of the Project (unless the Insurer, in its sole discretion, agrees in writing to a higher amount), as noted in the annual budget of Operating Costs provided to the Trustee and the Insurer pursuant to the terms of the Operating Agreement, and (ii) thereafter are to be maintained in the Supplemental Reserve Fund or disbursed, in whole or in part, according to the Insurer’s direction.

Section 5.12. Performance Bond and Letters of Credit Proceeds Fund.

The Trustee shall deposit all liquidated damages paid by the Contractor pursuant to the Construction Contract, all amounts received under the performance bond required by the Construction Contract and all amounts received under the Letters of Credit into the Performance Bond and Letters of Credit Proceeds Fund. All amounts held in the Performance Bond and Letters of Credit Proceeds Fund shall be invested solely in Permitted Investments.

Money on deposit in the Performance Bond and Letters of Credit Proceeds Fund shall be used at the direction of the Insurer to pay for costs of the Project, to pay debt service on the Bonds, to pay Reimbursement Obligations or may be deposited in the Debt Service Reserve Fund if the balance in such fund is less than the Debt Service Reserve Requirement. Amounts used to pay costs of the Project shall be made pursuant to a requisition signed by the Independent Construction Monitor substantially in the form of Exhibit B hereto. All amounts paid from the Performance Bond and Letters of Credit Proceeds Fund may be made directly from such fund without the necessity of transfers to other funds created under this Indenture.

Interest earned on the investment of money in the Performance Bond and Letters of Credit Proceeds Fund shall be retained therein and disbursed at the direction of the Insurer as provided above.

Section 5.13. Business Interruption Insurance.

The Trustee shall deposit all amounts received under any delayed-opening or business interruption insurance for the Project (regardless of whether such insurance is required under the Construction Contract, Development Agreement or the Operating Agreement) into the Business Interruption Insurance Proceeds Fund. All amounts held in the Business Interruption Insurance Proceeds Fund shall be invested solely in Permitted Investments.

Money on deposit in the Business Interruption Insurance Proceeds Fund shall be used at the direction of the Insurer to pay for costs of the Project, to pay debt service on the Bonds, to pay Reimbursement Obligations or may be deposited in the Debt Service Reserve Fund if the balance in such fund is less than the Debt Service Reserve Requirement. Amounts used to pay costs of the Project shall be made pursuant to a requisition signed by the Independent Construction Monitor substantially in the form of Exhibit B hereto. All amounts paid from the Business Interruption Insurance Proceeds Fund may be made directly from such fund without the necessity of transfers to other funds created under this Indenture.

Interest earned on the investment of money in the Business Interruption Insurance Proceeds Fund shall be retained therein and disbursed at the direction of the Insurer as provided above.

Section 5.14. Investment of Money Held by the Trustee.

(a) Money in all funds and accounts held by the Trustee shall be invested by the Trustee, as soon as possible upon receipt of immediately available funds at its Designated Office, to the fullest extent possible in Permitted Investments as directed, in writing or by telephonic or other reasonable means, by an Operator Representative, or in the absence of direction by the Operator in a money market mutual fund described in paragraph (4) of the definition of Permitted Investments.

(b) Amounts credited to a fund or account may be invested, together with amounts credited to one or more other funds or accounts, in the same Permitted Investment, provided that the Trustee maintains separate records for each fund and account and such investments are accurately reflected therein.

(c) The Trustee may purchase or sell securities herein authorized through itself or a related subsidiary as principal or agent.

(d) The Trustee shall sell at the best price obtainable, or present for redemption, any Permitted Investment purchased by it as an investment whenever it shall be necessary in order to provide money to meet any payment from the fund or account for which such investment was made.

(e) The Corporation acknowledges that regulations of the Comptroller of the Currency grant the Corporation the right to receive brokerage confirmations of security transactions as they occur. The Corporation specifically waives such notification to the extent permitted by law and acknowledges that the Operator will receive monthly cash transaction statements that detail all investments transactions.

Section 5.15. Liability of Trustee for Investments.

The Trustee shall not be liable for any loss resulting from the making of any investment made in accordance with the provisions hereof, except for the Trustee’s own negligence, willful misconduct or breach of trust.

Section 5.16. Investment Income and Losses.

Except as otherwise provided herein, interest income and gain received, or loss realized, from investments or money in any fund or account shall be credited, or charged, as the case may be, to such respective fund or account.

Section 5.17. Payment of Bonds and Repayment to the Operator from Amounts Remaining in Funds and Accounts.

In the event that the amounts on deposit in the funds created under this Indenture, (excluding the Major Maintenance Reserve Fund and the Operating Reserve Fund, but only if the Operator has not exercised its option to purchase the Project) are sufficient to pay on any Bond Payment Date the principal of and the interest on all Bonds Outstanding and all Reimbursement Obligations, the balance in all such funds (other than the Major Maintenance Reserve Fund and the Operating Reserve Fund, but only if the Operator has not exercised its option to purchase the Project), shall be transferred to the Bond Fund and applied to pay the principal of and the interest on all of the Bonds Outstanding and all Reimbursement Obligations. Except as provided below, any amounts remaining in the Funds and Accounts held by the Trustee hereunder (other than the Debt Service Reserve Fund, the Insurance and Property Taxes Fund, the Performance Bond and Letter of Credit Proceeds Fund and the Business Interruption Insurance Proceeds Fund, which should have been transferred to the Bond Fund to be used to pay the principal of and interest on the Bonds) (i) after all of the Outstanding Bonds are paid or deemed paid and discharged under the provisions of this Indenture and after all Reimbursement Obligations are paid, and (ii) after payment of all Trustee Fees and Expenses and any fees, charges and expenses of any paying agents and of all other amounts required to be paid under this Indenture and the other Corporation Documents have been paid or provided for, shall be paid to the Operator to the extent that those amounts are in excess of those necessary to effect the payment and discharge of the Outstanding Bonds and the payment of all Reimbursement Obligations. In the event the Operator has not exercised its option to purchase the Project, amounts from the Operating Reserve Fund and the Major Maintenance Reserve Fund shall be paid to the Operator for deposit in accounts held by the Operator under the Operating Agreement and shall be used for the same purposes as provided in this Indenture.

Section 5.18. Disposition of Unclaimed Funds.

Notwithstanding any provisions of this Indenture, and subject to applicable unclaimed property laws, any money deposited with the Trustee or any paying agent in trust for the payment of principal of, premium of or interest on the Bonds remaining unclaimed for four years after the principal of all Bonds has become due and payable (whether at maturity, by redemption or declaration as provided in this Indenture): (a) shall be reported and disposed of by the Trustee in accordance with the unclaimed property laws of the State, to the extent that such provisions are applicable to such money; or (b) to the extent that such provisions are not applicable to such money, shall be paid to the Operator, whereupon all liability of the Corporation and the Trustee with respect to such money shall cease, and the Owners of the Bonds shall thereafter look solely to the Operator for payment of any amounts then due. All money held by the Trustee or any paying agent and subject to this Section shall be held uninvested and without liability for interest thereon.

Section 5.19. Additional Funds and Accounts.

In addition to the funds and accounts specifically authorized under this Article, the Trustee shall have the authority to create and maintain such other funds and accounts as it may deem necessary for proper administration hereunder.

Section 5.20. Letters of Credit.

The Trust Estate includes Letters of Credit which secure (a) the Contractor’s obligation under Article 14 of the Construction Contract to pay the Trustee $16,500 per day up to an aggregate of $3 million in liquidated damages for each day that expires after the Required Substantial Completion Date until the Work, as defined in the Construction Contract, is Substantially Complete and (b) the Developer’s obligation under Section 8.4(d) of the

Development Agreement to pay the Trustee $16,500 per day up to an aggregate of $3 million in liquidated damages for each day after the date specified in the ICE Contract for the commencement of services by the Developer as the service provider thereunder (initially June 23, 2005) (the “ICE Contract Completion Date”) until the Developer achieves Substantial Completion of the Project. As required by the Development Agreement, the Developer shall notify the Trustee of each change to the Required Substantial Completion Date, and of the approval of such change by the Independent Construction Monitor. If by the close of business on the Required Substantial Completion Date, the Trustee has not received notice from the Independent Construction Monitor that the Project has achieved Substantial Completion and the Trustee has not received from the Contractor any payment of liquidated damages as required by Article 14 of the Construction Contract, whether or not the Trustee has made demand for payment, the Trustee shall draw prior to 12:00 noon, Kansas City time, on the next day (or the next Business Day if the next day is not a Business Day) on the Contractor Letter of Credit in accordance with its terms. If Substantial Completion is not achieved by the ICE Contract Completion Date and (i) the General Contractor does not make any payment of liquidated damages payable by the General Contractor pursuant to Article 14 of the Construction Contract with respect to the period from and after the ICE Contract Completion Date and such payment is not covered by a draw on the Contractor Letter of Credit or (ii) Contractor’s limit of liability under Article 14 of the Construction Contract has been reached, or (iii) the Contractor Letter of Credit has been exhausted or has terminated or expired, or (iv) the issuer of the Contractor Letter of Credit does not for any reason honor a proper draw on the Contractor Letter of Credit with respect to the period from and after the ICE Contract Completion Date and if the Trustee has not received from the Developer any payment of liquidated damages pursuant to Section 8.4(d) of the Development Agreement, whether or not the Trustee has made demand for payment, the Trustee shall draw before 1:00 p.m., Winston-Salem, North Carolina time, on the next day (or the next Business Day if the next day is not a Business Day) on the Developer Letter of Credit in accordance with its terms. For each calendar day with respect to which the Trustee has not received liquidated damages from the Contractor or the Developer in accordance with the Construction Contract or the Development Agreement, respectively, the Trustee shall make successive weekly draws on the Letters of Credit, as necessary in accordance with this Section 5.20, in order to receive liquidated damages in the amount of $16,500 (up to an aggregate limit of $6,000,000 for the combined limits of liability of the Contractor and the Developer) per calendar day from and including the Required Substantial Completion Date to the date the Trustee receives notice of Substantial Completion. In addition, to the extent provided under the terms of the Letters of Credit, the Trustee shall make any final draws on the Letters of Credit in the full amount available on the Business Day prior to expiration or termination thereof. The Trustee shall take all action required by this Section 5.18 without any direction from the Insurer, but the Trustee agrees to accept directions from the Insurer with respect to any assessment of or demand for payment of liquidated damages or any draws on the Letters of Credit. Amounts drawn under the Letters of Credit shall be deposited in the Performance Bond and Letters of Credit Proceeds Fund.

ARTICLE VI

CERTAIN COVENANTS; LIMITATION OF LIABILITY

Section 6.01. Payment of Principal and Interest.

Subject to the limited sources of payment specified herein, the Corporation covenants that it will promptly cause to be paid amounts due on the Bonds at the place, on the dates and in the manner provided herein and in said Bonds according to the terms thereof. The amounts due on the Bonds are payable solely from the Trust Estate held by the Trustee hereunder, all of which are hereby specifically assigned and pledged to such payment in the manner and to the extent specified herein.

Chapter 1208.001, as amended, Texas Government Code, applies to the issuance of the Bonds and the pledge of the Revenues under this Indenture, and such pledge is therefore valid, effective and perfected. If Texas law is amended at any time while the Bonds are Outstanding such that the pledge of the Revenues granted under this Indenture is to be subject to the filing requirements of Chapter 9, Business & Commerce Code, then in order to preserve to the registered owners of the Bonds the perfection of the security interest in said pledge, the Corporation agrees to take such measures as it determines are reasonable and necessary under Texas law to comply with the applicable provisions of Chapter 9, Business & Commerce Code and to enable a filing to perfect the security interest in said pledge to occur.

NOTWITHSTANDING ANYTHING HEREIN THAT MAY SUGGEST OR INDICATE OTHERWISE, NEITHER THE DEVELOPER NOR THE OPERATOR SHALL HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER FOR THE PAYMENT OF ANY PRINCIPAL OR INTEREST ON THE BONDS. THE LIABILITY AND OBLIGATION FOR THE PAYMENT OF PRINCIPAL AND INTEREST ON THE BONDS IS IN NO WAY ASSUMED OR GUARANTEED BY THE DEVELOPER OR THE OPERATOR. NO PROVISION, COVENANT, OR AGREEMENT CONTAINED HEREIN, OR ANY OBLIGATIONS HEREIN IMPOSED UPON THE CORPORATION, OR THE BREACH THEREOF, SHALL CONSTITUTE AN INDEBTEDNESS OF THE DEVELOPER OR THE OPERATOR OR SHALL CONSTITUTE OR GIVE RISE TO A CHARGE AGAINST THE DEVELOPER OR THE OPERATOR’S GENERAL CREDIT.

Section 6.02. Performance of Covenants.

None of the provisions of this Indenture shall require the Corporation or (except as provided in the Operating Agreement or the Development Agreement) the Operator to expend or risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless payable from the Trust Estate. The Corporation shall not be under any obligation hereunder to perform any record keeping or to provide any legal services, it being understood that such services shall be performed or provided by the Operator. The Corporation covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations, and provisions expressly contained in this Indenture, in any and every Bond executed, authenticated, and delivered hereunder and in the Operating Agreement and the Corporation Documents and in all of its proceedings pertaining thereto; provided, however, that (a) the Corporation shall not be obligated to take any action (other than to pay the Bonds) or to execute any instrument pursuant to any provision hereof until it shall have been requested to do so by the Operator or the Trustee or the Insurer, and (b) the Corporation shall have received the instrument to be executed, and, at the Corporation’s option, shall have received assurance satisfactory to the Corporation that the Corporation shall be reimbursed for its reasonable expenses incurred or to be incurred in connection with taking such action (other than payment of the Bonds) or executing such instrument.

Section 6.03. Instruments of Further Assurance.

The Corporation covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered by the parties within its control, such instruments supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, mortgaging, conveying, pledging, assigning and confirming unto the Trustee the Corporation’s interest in and to Trust Estate including the payments under the Assignment of Claims or the Corporation Documents and all other interests, revenues and receipts pledged hereby to the payment of the principal of and interest on the Bonds in the manner and to the extent contemplated herein. Except as provided in Section 6.01, the Corporation shall be under no obligation to prepare, record or file any such instruments or transfers.

Section 6.04. Rights Under Agreements.

The Corporation agrees that the Trustee in its own name or in the name of the Corporation upon notice to the Corporation may enforce, subject to Sections 7.03 and 7.15, all rights of the Corporation and all obligations of the Operator under the Assignment of Claims, the Corporation Documents and all collateral thereunder, for and on behalf of the Owners, notwithstanding that the Corporation has not undertaken itself to enforce such obligations and that except as requested by the Trustee (at the direction of or with the consent of Insurer) or the Insurer and except in the case of the Corporation’s Unassigned Rights and except in connection with the Corporation’s obligations under Section 11.06, the Corporation shall not undertake to enforce such rights and obligations.

Section 6.05. Rights Under and Possession of the Deed of Trust.

The Deed of Trust, duly executed originals or counterparts of which have been filed with the Trustee, sets forth the covenants and obligations of the Corporation, including provisions that subsequent to the initial issuance of the Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof, the Deed of Trust may not be effectively amended, changed, modified, altered, or terminated (other than as provided therein) without the written consent of the Insurer, and reference is hereby made to the Deed of Trust, for a detailed statement of said covenants and obligations of the Corporation under the Deed of Trust and the Trustee may with the consent of the Insurer, and shall at the direction of the Insurer, enforce all obligations of the Corporation under and pursuant to the Deed of Trust for and on behalf of the Bondholders and the Insurer, whether or not the Corporation is in default hereunder. So long as any of the Bonds remain Outstanding or any Reimbursement Obligations are due under the Indenture or the Insurance Agreement, the Corporation shall faithfully and punctually perform and observe all obligations and undertakings on its part to be performed and observed under this Indenture and the Deed of Trust. The Trustee shall retain possession of an executed original or counterpart of or a copy of the Deed of Trust and shall release the same only in accordance with the provisions thereof and upon written direction of the Corporation with the prior written consent of the Insurer. The Deed of Trust shall be available for inspection by the Corporation at reasonable times and under reasonable conditions.

Section 6.06. Protection of Lien.

The Corporation hereby agrees not to make or create or to agree to permit to be made or created any assignment or lien on a parity with or having priority or preference over the assignment and lien hereof upon the interests granted hereby or by the Deed of Trust or any part thereof except as otherwise specifically provided herein. The Corporation agrees that no obligation the payment of which is secured by a lien on, or payable from, the Trust Estate on a parity with the Bonds and the Reimbursement Obligations will be issued by it except in lieu of, or upon transfer of registration or exchange of, any Bond as provided herein. Other than the First Subordinated Note and the Second Subordinated Note, the Corporation shall grant no subordinate liens on the Trust Estate and shall not issue any subordinated notes or incur any subordinated indebtedness without the prior written consent of the Insurer and the Operator. Each Subordinated Note shall provide expressly that (i) the note is non-transferable, (ii) its maturity date or dates may be accelerated only if the maturity dates of the Bonds have been accelerated and (iii) if and so long as an Event of Default has occurred and is continuing, no payments on the Subordinated Notes shall be made unless and until all payments on the Bonds and the Reimbursement Obligations have been made in full.

Section 6.07. Limitation of Liability.

(a) Reliance by the Corporation on Facts or Certificates. Anything in this Indenture to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that the Corporation may rely conclusively on the truth and accuracy of any certificate, opinion, notice, or other instrument furnished to the Corporation by the Trustee or the Operator as to the existence of any fact or state of affairs required hereunder to be noticed by the Corporation.

(b) Immunity of Corporation’s Directors, Officers, Counsel, Financial Advisors, and Agents. Except as provided in the Operating Agreement or in the Development Agreement, no recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Corporation contained in this Indenture, any other Corporation Documents, or in any Bond or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Corporation contained in any agreement, instrument, or certificate executed in connection with the Project or the issuance and sale of the Bonds, against any of the Corporation Indemnified Parties as defined in the Operating Agreement, whether by virtue of any Constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that no personal liability whatsoever shall attach to, or be incurred by, any of the Corporation Indemnified Parties, either directly or by reason of any of the obligations, covenants, promises, or agreements entered into by the Corporation with the Operator or the Trustee, or to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against each and every Corporation Indemnified Party is, by the execution of the Bonds, this Indenture, and the other Corporation Documents, and as a condition of, and as part of the consideration for, the execution of the Bonds, this Indenture, and the other Corporation Documents, is expressly waived and released.

(c) No Pecuniary Liability of the Corporation. No agreements or provisions contained herein, nor any agreement, covenant, or undertaking by the Corporation in connection with the Project or the issuance, sale, and/or delivery of the Bonds shall give rise to any pecuniary liability of the Corporation or a charge against its general credit, or shall obligate the Corporation financially in any way, except as may be payable from the Trust Estate and their application as provided in this Indenture. No failure of the Corporation to comply with any term, covenant, or agreement contained in the Bonds, this Indenture, the Development Agreement, or the Operating Agreement, or in any document executed by the Corporation in connection with the Project or the issuance and sale of the Bonds, shall subject the Corporation to liability for any claim for damages, costs, or other financial or pecuniary charge, except to the extent the same can be paid from Revenues. Nothing herein shall preclude a proper party in interest from seeking and obtaining, to the extent permitted by law, specific performance against the Corporation for any failure to comply with any term, condition, covenant, or agreement herein; provided that no costs, expenses, or other monetary relief shall be recoverable from the Corporation, except as may be payable from the Trust Estate pledged under this Indenture for the payment of the Bonds. No provision, covenant, or agreement contained herein, or any obligations imposed upon the Corporation, or the breach thereof, shall constitute an indebtedness of the Corporation within the meaning of any State constitutional or statutory limitation or shall constitute or give rise to a charge against the Corporation’s general credit. In making the agreements, provisions, and covenants set forth in this Indenture, the Corporation has not obligated itself, except with respect to the Trust Estate pledged in this Indenture for the payment of the Bonds or other revenues derived under the Operating Agreement.

ARTICLE VII

DEFAULT AND REMEDIES

Section 7.01. Events of Default.

Each of the following is hereby declared an “Event of Default” hereunder:

(a) Default in the payment in full of any installment of interest on any Bond when the same becomes due and payable;

(b) Default in the payment in full of the principal or redemption premium, if any, on any Bond when the same becomes due and payable, whether at maturity or by proceedings for redemption or by declaration of acceleration pursuant to Section 7.02 hereof or otherwise;

(c) Default shall be made in the observance or performance of any covenant, agreement, contract or other provision in the Bonds or this Indenture contained (other than as referred to in subsection (a) or (b) of this Section) and such default shall continue for a period of thirty (30) days after written notice to the Corporation and the Trustee from the Owners of at least 25% in aggregate principal amount of the Bonds then Outstanding, from the Insurer or to the Corporation from the Trustee specifying such default and requiring the same to be remedied, provided, with respect to any such failure covered by this subsection (c), no Event of Default shall be deemed to have occurred so long as a course of action adequate to remedy such failure has been commenced within such 30-day period and shall thereafter be diligently prosecuted to completion and the default shall be cured thereby;

(d) The Corporation shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Corporation shall apply for or consent to the appointment of any receiver, trustee or similar officer for it, or for all or any substantial part of its property; or the Corporation shall institute or have instituted against it (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction and such proceeding is not terminated within sixty (60) days thereafter;

(e) The institution of any proceeding with the consent or acquiescence of the Corporation for the purpose of effecting a compromise between the Corporation and its creditors or for the purpose of adjusting the claims of the Corporation’s creditors pursuant to any state or federal statute now or hereafter enacted if the claims of the Corporation’s creditors are under any circumstances payable from the Trust Estate or the Revenues and such proceeding is not dismissed within sixty (60) days;

(f) Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assumes custody or control of the Corporation or of all or any substantial part of its property and such custody or control is not terminated within thirty (30) days thereafter;

(g) The ICE Contract has been cancelled or terminated or not renewed or is otherwise not in effect or a default under the ICE Contract has occurred, which is not cured by the Operator to the satisfaction of ICE within time-frames provided in the ICE Contract; or

(h) Any “Event of Default” under the Development Agreement, the Operating Agreement, the Deed of Trust or the Insurance Agreement.

Section 7.02. Acceleration; Annulment of Acceleration; Other Remedies.

(a) Upon the occurrence of an Event of Default described in Section 7.01 hereof, the Trustee shall, upon the direction of the Insurer or, with the prior written consent of the Insurer, upon the written request of the Owners of not less than 25% in aggregate principal amount of Bonds Outstanding, by notice to the Corporation and the Operator, declare all Bonds Outstanding due and payable, whereupon such Bonds shall become and be due and payable, anything in the Bonds or herein to the contrary notwithstanding.

(b) At any time after the principal of the Bonds shall have been so declared to be due and payable and before the entry of final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy hereunder, the Trustee may, unless directed by the Insurer or the Owners of a majority in principal amount of Bonds Outstanding, with the consent of the Insurer, annul such declaration and its consequences with respect to any Bonds not then due by their terms if (i) money shall have been deposited in the Principal Account and Interest Account sufficient to pay, respectively, all matured installments of interest and principal or redemption prices then due (other than the principal then due only because of such declaration) on all Bonds Outstanding; (ii) money shall have been deposited with the Trustee sufficient to pay the charges, compensation, expenses, disbursements, advances and liabilities of the Trustee and any paying agent; and (iii) all other amounts then payable hereunder shall have been paid or a sum sufficient to pay the same shall have been deposited with the Trustee (other than a default in the payment of the principal of such Bonds then due only because of such declaration). No such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

(c) Subject to Sections 7.03 and 7.15 hereof, upon the occurrence of any Event of Default, the Trustee may take whatever action at law or in equity, including any bankruptcy proceeding, it deems necessary or desirable to (i) to enforce its rights under and to collect any amounts then due pursuant to this Indenture, the Bonds, the Assignment of Claims, the Collateral Assignment, the Letters of Credit, the Deed of Trust or any other Corporation Documents; (ii) to enforce performance of any obligation, agreement or covenant of the Corporation pursuant to this Indenture, the Bonds, the Deed of Trust or any other Corporation Document or of the grantor of any collateral given to secure the payment of the Bonds; (iii) to foreclose or exercise the power of sale pursuant to the Deed of Trust; (iv) to take possession of the Project, without any court order or process of law and without liability for entering the premises and lease, sublease or make other disposition of the Project for use in a commercially reasonable manner; or (v) to otherwise enforce any of its rights;

(d) Subject to Sections 7.03 and 7.15 hereof, upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Owners, the Trustee shall be entitled as a matter of right to the appointment of a receiver or receivers of the Trust Estate, and of the Revenues pending such proceedings, but, notwithstanding the appointment of any receiver, the Trustee or other custodian shall be entitled to possession and control of any cash, securities or other instruments at the time held by, or payable or deliverable under the provisions of this Indenture to, the Trustee.

(e) Subject to Sections 7.03 and 7.15 hereof, the Trustee shall be entitled to sue for and recover judgment, either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, for the enforcement of any of its rights, or the rights of the Owners and the Insurer. No recovery of any judgment by the Trustee shall in any manner or to any extent affect the lien of this Indenture or any rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the Owners or the Insurer, by such lien, rights, powers and remedies of the Trustee, and of the Owners and the Insurer shall continue unimpaired as before.

No right or remedy is intended to be exclusive of any other right or remedy, but each and every such right or remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 7.03. Control by Insurer Upon Default.

Anything in this Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Bondowners or the Trustee for the benefit of the Bondowners under this Indenture, the Collateral Assignment, the Deed of Trust and the other Corporation Documents, and the Assignment of Claims, including, without limitation (i) the right to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver, or any other proceedings or remedies hereunder, and (ii) the right to accelerate the principal of the Bonds as described in this Indenture, and (iii) the right to annul any declaration of acceleration, and Insurer shall be entitled to approve all waivers of Events of Default, and (iv) the right to enforce each and every right granted to the Corporation under the documents making up a part of the Trust Estate, including but not limited to the Deed of Trust, the Development Agreement, the Construction Contract, and the Operating Agreement.

Section 7.04. Rights of the Trustee.

Subject to Sections 7.03 and 7.15, the Trustee, as pledgee and assignee of the rights, title and interest of the Corporation in and to the Trust Estate shall, upon compliance with applicable requirements of law and except as otherwise set forth in this Article, be, vis-à-vis the Corporation, the real party in interest with standing to enforce each and every right granted to the Corporation under the Corporation Documents, including the Development Agreement. the Operating Agreement and the Construction Contract which have been assigned to the Trustee by this Indenture. The Corporation and the Trustee hereby agree, without in any way limiting the effect and scope thereof, that the assignment hereunder to the Trustee of the Corporation’s rights under the Corporation Documents, including the Development Agreement, the Operating Agreement and the Construction Contract, shall constitute an agency appointment coupled with an interest on the part of the Trustee which, for all purposes of this Indenture, shall be irrevocable and shall survive and continue in full force and effect notwithstanding the bankruptcy or insolvency of the Corporation or its default hereunder or on the Bonds or the Subordinated Notes, subject to Sections 7.03 and 7.15 hereof. In exercising such rights and the rights given the Trustee under this Article, the Trustee shall take such action as, in the judgment of the Trustee and with the consent or at the direction of the Insurer, would best serve the interests of the Bondowners.

Section 7.05. Additional Remedies and Enforcement of Remedies.

(a) Subject to the Insurer’s rights under Section 7.03 and 7.15, upon the occurrence and continuance of any Event of Default, the Trustee may, and upon written request of the Owners of not less than a majority in principal amount of the Outstanding Bonds, together with indemnification of the Trustee to its satisfaction therefor, shall, proceed forthwith to protect and enforce its rights and the rights of the Bondowners and the Insurer hereunder and under the Act and the Bonds by such suits, actions or proceedings as the Trustee, being advised by counsel, shall deem expedient, including but not limited to:

(i)	Civil action to recover money or damages due and owing;

(ii)	Civil action to enjoin any acts or things, which may be unlawful or in violation of the rights of the Owners of Bonds or the Insurer;

(iii)	With or without litigation or arbitration, enforcement of any other right of the Corporation, the Insurer and the Bondowners conferred by law or hereby;

(iv)	With or without litigation or arbitration, enforcement of any other right conferred by the Corporation Documents in the Event of Default hereunder; and

(v)	Filing any claim or taking any other action in any insolvency, bankruptcy or reorganization proceeding relating to the Corporation, the Developer or the Operator.

(b) Subject to the Insurer’s rights under Section 7.03 and 7.15, regardless of the happening of an Event of Default, the Trustee, at the direction of the Insurer, if requested in writing by the Owners of not less than a majority in principal amount of the Bonds then Outstanding and with the consent of the Insurer shall, upon being indemnified to its satisfaction therefor, institute and maintain such suits and proceedings as it may be advised shall be necessary or expedient (i) to prevent any impairment of the security hereunder by any acts which may be unlawful or in violation hereof, or (ii) to preserve or protect the interests of the Owners, provided that such request is in accordance with law and the provisions hereof and, in the sole judgment of the Trustee, is not unduly prejudicial to the interest of the Owners of Bonds not making such request.

Section 7.06. Application of Revenues and Other Money After Default.

If and only if the Trustee is directed in writing by the Insurer to apply the provisions of this Section 7.06, during the continuance of an Event of Default all money received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such money and of the fees, expenses and advances incurred or made by the Trustee with respect thereto, be deposited in the Bond Fund to be applied as follows:

(a) Unless the principal amount of all Outstanding Bonds shall have become or have been declared due and payable:

First: To the payment to the persons entitled thereto of all installments of interest (including interest on amounts unpaid when due on the Bonds) then due on the Bonds in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon to the persons entitled thereto, without any discrimination or preference;

Second: To the payment to the persons entitled thereto of the unpaid principal or redemption price of any Bonds which shall have become due (other than Bonds previously called for redemption for the payment of which money is held pursuant to the provisions hereof), whether at maturity or by call for redemption, in the order of their due dates, and if the amounts available shall not be sufficient to pay in full all the Bonds due on any date, then to the payment thereof ratably, according to the amounts of principal installments or redemption price due on such date, to the persons entitled thereto, without any discrimination or preference; and

Third: To the payment of any Reimbursement Obligations.

(b) If the principal amount of all Outstanding Bonds shall have become or have been declared due and payable:

First: To the payment of the principal and interest then due and unpaid upon the Bonds without preference or priority, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference; and

Second: To the payment of any Reimbursement Obligations.

(c) If the principal amount of all Outstanding Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all Outstanding Bonds shall later become due or be declared due and payable, the money shall be applied in accordance with the provisions of paragraph (a) of this Section.

Whenever money is to be applied by the Trustee pursuant to the provisions of this Section, such money shall be applied by it at such times, and from time to time, as the Trustee shall determine, having due regard for the amount of such money available for application and the likelihood of additional money becoming available for such application in the future. Whenever the Trustee shall apply such money, it shall fix the date upon which such application is to be made and upon such date interest on the amounts of principal of the Bonds to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such money and of the fixing of any such date, and shall not be required to make payment to the Owner of any unpaid Bond until such Bond shall be presented to the Trustee for appropriate endorsement of any partial payment or for cancellation if fully paid.

Section 7.07. Remedies Not Exclusive.

No remedy by the terms hereof conferred upon or reserved to the Trustee or the Bondowners is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or existing at law or in equity or by statute (including the Act) on or after the date hereof.

Section 7.08. Remedies Vested in Trustee.

All rights of action (including the right to file proof of claims) hereunder or under any of the Bonds may be enforced by the Trustee, without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto. Any such suit or proceeding may be brought without the necessity of joining as plaintiffs or defendants any Owners of the Bonds. Subject to the provisions of Section 7.06 hereof, any recovery or judgment shall be for the equal benefit of the Owners of the Outstanding Bonds and the Insurer.

Section 7.09. Individual Bondowner Action Restricted.

(a) No Owner of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement hereof or for the execution of any trust hereunder or for any remedy hereunder except for the right to institute any suit, action or proceeding in equity or at law for the enforcement of the Trustee’s duties and powers hereunder upon the occurrence of all of the following events and subject to Sections 7.03 and 7.15:

(i)	The Insurer and Owners of at least a majority in principal amount of Bonds Outstanding shall have made written request to the Trustee to proceed to exercise the powers granted herein; and

(ii)	Such Bondowners shall have offered the Trustee indemnity as provided in Section 8.02(e) hereof; and

(iii)	The Trustee shall have failed or refused to exercise the duties or powers herein granted for a period of 60 days after receipt by it of such request and offer of indemnity; and

(iv)	During such 60 day period no direction inconsistent with such written request has been delivered to the Trustee by the Insurer or Owners of a greater majority in principal amount of Bonds then Outstanding.

(b) No one or more Owners of Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the security hereof or to enforce any right hereunder except with the consent of the Insurer and in the manner herein provided and for the equal benefit of the Owners of all Bonds Outstanding.

(c) Nothing contained herein shall affect or impair, or be construed to affect or impair, the right of the Owner of any Bond (i) to receive payment of the principal of or interest on such Bond, as the case may be, on or after the due date thereof or (ii) to institute suit for the enforcement of any such payment on or after such due date; provided, however, no Owner of any Bond may institute or prosecute any such suit or enter judgment therein if, and to the extent that, the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien hereof on the money, funds and properties pledged hereunder for the equal and ratable benefit of all Owners of Bonds.

Section 7.10. Termination of Proceedings.

In case any proceeding taken on account of an Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Bondowners, then the Corporation, the Trustee and the Bondowners shall be restored to their former positions and rights hereunder, and all rights and powers of the Trustee and the Bondowners shall continue as if no such proceeding had been taken.

Section 7.11. Waiver of Event of Default.

Subject to the provisions of Section 7.03 and 7.15:

(a) No delay or omission of the Trustee or of any Owner of the Bonds to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

(b) Unless instructed otherwise by the Owners of a majority in principal amount of Bonds Outstanding, the Trustee may waive any Event of Default which in its opinion shall have been remedied before the entry of final judgment or decree in any suit, action or proceeding instituted by it under the provisions hereof, or before the completion of the enforcement of any other remedy hereunder.

(c) Notwithstanding anything contained herein to the contrary, the Trustee, upon the written request of the Owners of at least a majority of the principal amount of Bonds then Outstanding, shall waive any Event of Default hereunder and its consequences; provided, however, that a default in the payment of the principal of, premium, if any, or interest on any Bond, when the same shall become due and payable by the terms thereof or upon call for redemption, may not be waived without the written consent of the Owners of all the Bonds at the time Outstanding; and further provided that any declaration that all principal of the Bonds is due and payable may be annulled in accordance with Section 7.02(b).

(d) In case of any waiver by the Trustee of an Event of Default hereunder, the Corporation, the Trustee and the Bondowners shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon. The Trustee shall not be responsible to anyone for waiving or refraining from waiving any Event of Default in accordance with this Section.

Section 7.12. Notice of Default.

(a) Within 30 days after (i) the occurrence of an Event of Default under Section 7.01(a) or (b) hereof of which the Trustee is deemed to have notice, or (ii) receipt, in writing or otherwise, by the Trustee of actual knowledge or notice of an Event of Default under any other subsection of Section 7.01 hereof, the Trustee shall, unless such Event of Default shall have theretofore been cured, give written notice thereof by first class mail to each Owner of a Bond then Outstanding, provided that, except in the case of a default in the payment of principal installments or the redemption price of or interest on any of the Bonds, the Trustee may withhold such notice if, in its sole judgment, it determines that the withholding of such notice is in the best interests of the Bondowners.

(b) The Trustee shall immediately notify the Corporation, the Insurer and the Operator of (i) the occurrence of an Event of Default under Section 7.01(a) or (b) hereof and (ii) when the Trustee has received actual knowledge or notice, in writing or otherwise, of an Event of Default under any other subsection of Section 7.01 hereof.

Section 7.13. Limitations on Remedies.

It is the purpose and intention of this Article to provide rights and remedies to the Trustee and Bondowners which may be lawfully granted, but should any right or remedy herein granted be held to be unlawful, the Trustee, the Insurer, and the Bondowners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.

Section 7.14. Consent of Insurer in the Event of Insolvency.

Any reorganization or liquidation plan with respect to the Corporation must be acceptable to Insurer. In the event of any reorganization or liquidation, Insurer shall have the right to vote on behalf of all Bondowners if the Insurer is not then in default of its obligation to pay a claim under the Policy.

Section 7.15. Payment Procedures Under the Policy.

(a) In the event that, on the second Business Day, and again on the Business Day, prior to the payment date on the Bonds, the Trustee has not received sufficient money to pay all principal of and interest on the Bonds due on the second following or following, as the case may be, Business Day, the Trustee shall immediately notify the Insurer or its designee on the same Business Day by telephone or telegraph, confirmed in writing by registered or certified mail, of the amount of the deficiency.

(b) If the deficiency is made up in whole or in part prior to or on the payment date, the Trustee shall so notify the Insurer or its designee.

(c) In addition, if the Trustee has notice that any Owner has been required to disgorge payments of principal or interest on the Bonds to a trustee in bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such Owner within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

(d) The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Owners as follows:

(i)	If and to the extent there is a deficiency in amounts required to pay interest on the Bonds, the Trustee shall (a) execute and deliver to U.S. Bank Trust National Association, or its successors under the Policy (the “Insurance Trustee”), in form satisfactory to the Insurance Trustee, an instrument appointing the Insurer as agent for such Owners in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer, (b) receive as designee of the respective Owners (and not as Trustee) in accordance with the tenor of the Policy payment from the Insurance Trustee. with respect to the claims for interest so assigned, and (c) disburse the same to such respective Owners; and

(ii)	If and to the extent of a deficiency in amounts required to pay principal of the Bonds, the Trustee shall (a) execute and deliver to the Insurance Trustee in form satisfactory to the Insurance Trustee an instrument appointing the Insurer as agent for such Owner in any legal proceeding relating to the payment of such principal and an assignment to the Insurer of any of the Bond surrendered to the Insurance Trustee of so much of the principal amount thereof as has not previously been paid or for which money is not held by the Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Trustee is received), (b) receive as designee of the respective Owners (and .not as Trustee) in accordance with the tenor of the Policy payment therefor from the Insurance Trustee, and (c) disburse the same to such Owners.

(e) Payments with respect to claims for interest on and principal of Bonds disbursed by the Trustee from proceeds of the Policy shall not be considered to discharge the obligation of the Corporation with respect to such Bonds, and the Insurer shall become the owner of such unpaid Bond and claims for the interest in accordance with the tenor of the assignment made to it under the provisions of this subsection or otherwise.

(f) Irrespective of whether any such assignment is executed and delivered, the Corporation and the Trustee hereby agree for the benefit of the Insurer that:

(i)	They recognize that to the extent the Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the Bonds, the Insurer will be subrogated to the rights of such Owners to receive the amount of such principal and interest from the Corporation, with interest thereon as provided and solely from the sources stated in this Indenture and the Bonds; and

(ii)	They will accordingly pay to the Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in this Indenture and the Bond, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Bonds to Owners, and will otherwise treat the Insurer as the owner of such rights to the amount of such principal and interest.

(g) Copies of any amendments made to any of the documents executed in connection with the issuance of the Bonds which are consented to by the Insurer shall be sent to Standard & Poor’s Ratings Service.

(h) The Insurer shall receive notice of the resignation or removal of the Trustee and the appointment of a successor thereto.

(i) The Insurer shall receive copies of all notices required to be delivered to Owners or to the Trustee and, on an annual basis, copies of the Corporation’s audited financial statements and Annual Budget.

(j) The Corporation agrees to reimburse the Insurer immediately and unconditionally upon demand, to the extent permitted by law, for all reasonable expenses, including attorneys’ fees and expenses, incurred by the Insurer in connection with (i) the enforcement by the Insurer of the Corporation’s obligations, or the preservation or defense of any rights of the Insurer, under this Indenture and any other document executed in connection with the issuance of the Bonds, and (ii) any consent, amendment, waiver or other action with respect to the Indenture or any related document, whether or not granted or approved, together with interest on all such expenses from and including the date incurred to the date of payment at the interest rate provided in the Insurance Agreement. In addition, the Insurer reserves the right to charge a fee in connection with its review of any such consent, amendment or waiver, whether or not granted or approved.

(k) The Corporation agrees not to use Insurer’s name in any public document including, without limitation, a press release or presentation, announcement or forum without Insurer’s prior consent; provided however, such prohibition on the use of the Insurer’s name shall not relate to the use of the Insurer’s standard approved form of disclosure in public documents issued in connection with the Bonds, and provided further such prohibition shall not apply to the use of the Insurer’s name in order to comply with public notice, public meeting or public reporting requirements.

(l) The Corporation shall not enter into any agreement nor shall it consent to or participate in any arrangement pursuant to which Bonds are tendered or purchased for any purpose other than the redemption and cancellation or legal defeasance of such Bonds without the prior written consent of Insurer.

(m) Provided that the Insurer is not then in default of its obligations under the Policy to pay a claim duly presented under such Policy (provided that all rights of the Insurer shall be restored upon the cure of any such default), the Insurer shall be deemed to be the sole Owner of all Bonds for all purposes (including, without limitation, the granting of all approvals, consents, waivers, authorizations, directions, instructions, requests and the institution of any action required or permitted to be obtained, given or made under this Indenture, and the Owners shall have no independent right to grant, give or make or withhold such approvals, consents, waivers, authorizations, directions, instructions or requests or to institute any such action), provided that nothing in this paragraph (m) shall impair the rights of the Owners of the Bonds to receive all payments due under the Bonds at the times and in the amounts originally specified in this Indenture and its rights with respect to Supplemental Indentures affecting payment dates, payment amounts and redemption provisions. The Insurer shall have the exclusive right to exercise or direct the exercise of remedies on behalf of the Owners of the Bonds in accordance with the terms of this Indenture following an Event of Default.

(n) While the Policy is in effect and while any Reimbursement Obligations are due to the Insurer, the Trustee will furnish the Insurer with such information as it may reasonably request regarding the Bonds, as appears from the books and records under its custody and control, or as otherwise known to it. The Trustee will permit the Insurer to have access to and make copies of all such books and records at any reasonable time.

ARTICLE VIII

THE TRUSTEE

Section 8.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i)	The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)	In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which are required by any provision hereof or of the Development Agreement or Operating Agreement, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture or the Development Agreement or the Operating Agreement.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights, powers, duties and obligations vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent corporate indenture trustee would exercise or use under the circumstances.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or breach of trust, except that:

(i)	this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith and without negligence by the chairman or vice chairman of the Board of Directors, the chairman or vice chairman of the Executive Committee of the Board of Directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject;

(iii)	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith and without negligence in accordance with the direction of the Owners of the Outstanding Bonds as provided herein relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)	no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than the provisions of Sections 3.07 or 7.12 hereof requiring the delivery of notice by the Trustee), or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment properly to be done by it as the Trustee, without prior assurance of indemnity, and in such case shall be entitled to reimbursement by the Operator for all reasonable disbursements, including its own fees, and for all liability and damages suffered by the Trustee in connection therewith except for the Trustee’s negligence, bad faith, willful misconduct or breach of trust.

(v)	no permissive power, right or remedy conferred upon the Trustee under this Indenture, the Development Agreement or Operating Agreement, any agreement assigned to the Trustee or any related document shall be construed to impose a duty to exercise such power, right or remedy.

(d) Whether or not therein expressly so provided, every provision of this Indenture, the Development Agreement or the Operating Agreement, any agreement assigned to the Trustee or any related document relating to the conduct, powers or duties of, or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e) Any term of this Indenture, the Development Agreement or the Operating Agreement, any agreement assigned to the Trustee or any related document to the contrary notwithstanding, and notwithstanding an agreement of indemnity, the Trustee shall not be obligated to perform or discharge any obligation of the Corporation, the Operator as a result of the assignment of any agreement to the Trustee. The assignment of any agreement to the Trustee shall not constitute an assumption on the part of the Trustee of any obligation or liability thereunder.

Section 8.02. Certain Rights of Trustee.

Except as otherwise provided in Section 8.01:

The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(a) Any request or direction of the Corporation or the Operator mentioned herein shall be sufficiently evidenced by a certificate of an Corporation Representative or a Operator Representative, respectively, and any action of the governing board of the Corporation or the Operator may be sufficiently evidenced by a copy of a resolution certified by the secretary/treasurer or an assistant secretary/treasurer of the Corporation or secretary or assistant secretary of the Operator to have been duly adopted by the board of directors of the Corporation or the Operator and to be in full force and effect on the date of such certification and delivered to the Trustee.

(b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of a Corporation Representative or a Operator Representative, respectively.

(c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondowners pursuant to this Indenture, unless such Bondowners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(f) The Trustee may engage agents and attorneys to assist it in executing any of the trusts or powers hereunder or performing any duties hereunder.

Section 8.03. Employment of Experts.

The Trustee is hereby authorized to employ as its agents such attorneys at law, certified public accountants and recognized authorities in their fields (who are not employees of the Trustee), as it reasonably may deem necessary to assist it to carry out any of its obligations hereunder, and shall be reimbursed by the Operator for all reasonable expenses and charges in so doing.

Section 8.04. Enforcement of Performance by Others.

Except as otherwise specifically provided herein, it shall not be the duty of the Trustee to see that any duties and obligations herein imposed upon the Corporation or the Operator are performed.

Section 8.05. Right to Deal in Bonds and Take Other Actions.

The Trustee may in good faith buy, sell or hold and deal in any Bonds with like effect as if it were not such Trustee and may commence or join in any action which an Owner is entitled to take with like effect as if the Trustee were not the Trustee. It is understood and agreed that the Trustee engages in a general banking business and no provision hereof or of the Development Agreement or Operating Agreement is to be construed to limit or restrict the right of the Trustee to engage in such business with the Corporation, the Operator, or any Owner. So engaging in such business shall not, in and of itself, and so long as the Trustee duly performs all of its duties as required hereby and by the Development Agreement or Operating Agreement, constitute a breach of trust on the part of the Trustee, but neither shall engaging in such business abrogate, alter or diminish any duty or obligation of the Trustee as trustee hereunder.

Section 8.06. Removal and Resignation of the Trustee.

The Trustee may resign at any time. The Trustee may be removed at any time, for any breach of the Trust set forth herein. The Trustee may also be removed at any time either by one or more instruments in writing signed by the Owners of not less than a majority in principal amount of Bonds then Outstanding, or, if no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default has occurred and is continuing and if no direction to the contrary is received from the Owners of a majority in principal amount of Bonds Outstanding, by an instrument in writing signed by the Corporation and consented to by the Insurer. The Trustee may be removed at any time by the Insurer. Written notice of the Trustee’s resignation or removal shall be given by the Trustee to the Corporation, the Insurer and the Operator, and such resignation or removal shall take effect only upon the appointment and qualification of a successor Trustee acceptable to the Insurer. In the event a successor Trustee has not been appointed and qualified within 60 days of the date notice of resignation or removal is given, the Trustee, the Corporation, the Insurer or the Operator may apply to any court of competent jurisdiction for the appointment of a successor Trustee to act until such time as a successor is appointed as provided in this Section. Each successor Trustee must be acceptable to the Insurer.

In the event of the resignation or removal of the Trustee or in the event the Trustee is dissolved or otherwise becomes incapable to act as the Trustee, the Insurer or the Corporation shall be entitled to appoint a successor Trustee. If the Owners of a majority of the principal amount of Bonds then Outstanding object to the successor Trustee so appointed and if such Owners designate another person qualified to act as the Trustee, the Corporation shall then appoint as the Trustee the person so designated by the Owners so long as such person is acceptable to the Insurer.

Unless otherwise ordered by a court or regulatory body having competent jurisdiction, or unless required by law, any successor Trustee shall be a trust company or bank having the powers of a trust company as to trusts, qualified to fulfill the obligations of the Trustee under this Indenture and having an officially reported combined capital, surplus, undivided profits and reserves aggregating at least $75,000,000, if there is such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

Every successor Trustee howsoever appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Corporation and the Operator, an instrument in writing, accepting such appointment hereunder, and thereupon such successor Trustee, without further action, shall become fully vested with all the rights, immunities, powers, trusts, duties and obligations of its predecessor, and such predecessor shall execute and deliver an instrument transferring to such successor Trustee all the rights, power and trusts of such predecessor, subject to the terms and conditions herein set forth, including, without limitation, the right of the predecessor Trustee to be paid and reimbursed in full for its reasonable charges and expenses (including reasonable costs and fees of its counsel) and to indemnification under Section 12 of the Operating Agreement. The predecessor Trustee shall execute any and all documents necessary or appropriate to convey all interest it may have to the successor Trustee. The predecessor Trustee shall promptly deliver all records relating to the trust or copies thereof and communicate all material information it may have obtained concerning the trust to the successor Trustee.

Each successor Trustee, not later than ten days after its assumption of the duties hereunder, shall mail a notice of such assumption to each Owner of a Bond.

Notwithstanding any other provisions of this Indenture to the contrary, no removal, resignation or termination of the Trustee shall take effect until a successor acceptable to the Insurer, shall be appointed.

Section 8.07. Continuation Statements; Proof of Claim.

Within the period beginning six months prior to and ending ninety days prior to the expiration of five years after the initial UCC-1 filings made pursuant to this Indenture, and within six months prior to but in no event less than ninety days prior to the expiration of each five year period thereafter until this Indenture is discharged, the Trustee will cause to be filed with the Texas Secretary of State and Delaware Secretary of State continuation statements to continue the perfection (to the extent that such perfection can be accomplished under applicable law by filing) of the security interest granted under this Indenture and granted to the Trustee by the Operator and Developer. To the extent the Trustee is required to file any instrument, the Trustee shall be entitled to retain counsel and shall be entitled to reimbursement of Trustee Fees and Expenses pursuant to Section 8.03 and 8.08 hereof.

With the consent of or at the direction of the Insurer, the Trustee shall have the right and power to take actions in the name and place of the Corporation or Owners to make proof of claim in any proceeding, bankruptcy, reorganization or otherwise where proof of claim may be required. Any amount recovered as a result of any such claim, after payment of all fees (including reasonable attorneys fees), costs, expenses and advances incurred by the Trustee or its agents in pursuing such claim, shall be for the equal benefit of all of the Owners.

Section 8.08. Trustee Fees and Expenses.

The Trustee shall be entitled to be paid, pursuant to the priority set forth in Section 5.04 hereof, from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); to reimbursement upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and its agents and the Independent Contract Monitor and the Independent Construction Monitor), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith or willful misconduct or breach of trust; and the Trustee, and its directors, officers, employees and agents, shall be entitled to be indemnified for, to the extent permitted by State law, from and against any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust or its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers, trusts, obligations or duties hereunder; provided, however, that the Corporation shall not be liable for any such amounts so payable except to the extent the same can be paid or recovered from funds paid or payable pursuant to the Operating Agreement and assigned to or payable to the Trustee. The Trustee’s rights to compensation, reimbursement and indemnity for services provided and events occurring while serving as Trustee hereunder shall survive and continue notwithstanding the subsequent resignation or removal of the Trustee or discharge of the Indenture.

Any provision hereof to the contrary notwithstanding,    , the Trustee may reimburse itself pursuant to the priority specified in Section 5.04 hereof, from any money on hand in any fund or account created pursuant hereto, provided that no money in the Principal Account, the Redemption Account or the Interest Account may be so applied.

Section 8.09. Destruction of Bonds.

Upon payment of or surrender to the Trustee for cancellation of any Bond, the Trustee shall destroy such Bond.

Section 8.10. Reports.

The Trustee shall monthly, and in the case of calculation of the Rate Covenant, both monthly and quarterly, or at such other intervals as the Trustee, the Insurer and the Operator shall from time to time agree upon, prepare and submit to the Corporation, the Insurer and the Operator reports covering all money received and all payments, expenditures and investments made as the Trustee hereunder since the last previous such report, including the total amount of Facility Revenues received and the total Operating Costs for the applicable Facility Revenue Collection Period and such other reports as the Insurer shall reasonably request. Each monthly report and each such quarterly report shall indicate whether or not the Rate Covenant was met for the period covered by the report and shall include related supporting data.

Section 8.11. Recitals and Representations.

The recitals, statements and representations contained herein, or in any Bond (excluding the Trustee’s authentication on the Bonds or any recitals or representations concerning the Trustee or its rights, powers, duties, obligations or trusts) shall not be taken or construed as made by the Trustee, and the Trustee neither assumes nor shall be under any responsibility for the correctness of the same.

The Trustee makes no representation as to, and is not responsible for, the validity or sufficiency hereof, of the Bonds, or the validity or sufficiency of insurance to be provided or, except as herein required, the filing or recording or registering of any document. The Trustee shall be deemed not to have made representations as to the security afforded hereby or hereunder or as to the validity or sufficiency of such document. The Trustee shall not be concerned with or accountable to anyone for the use or application of any money which shall be released or withdrawn in accordance with the provisions hereof. The Trustee shall have no duty of inquiry with respect to any default or Events of Default described herein without actual knowledge of or receipt by the Trustee of written notice of a default or an Event of Default from the Corporation, the Operator or any Owner.

Section 8.12. Merger or Consolidation.

Any company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or resulting from any merger, conversion or consolidation to which it shall be a party or to which it may sell or transfer all or substantially all of its corporate trust business, provided such entity shall be authorized by law to perform all duties imposed on it by this Indenture, and shall be eligible to be a successor Trustee under the provisions of this Indenture, shall be the successor to the Trustee without the execution or filing of any paper or the performance of any further act.

Section 8.13. Co-Trustees.

(a) At any time, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Trustee or the Operator (except upon the occurrence and during the continuation of an Event of Default), with the Trustee’s approval, shall have power to appoint one or more persons to act as co-trustee under this Indenture, with such powers as may be provided in the Instrument of appointment, and to vest in such person or persons any property, title, right or power deemed necessary or desirable, subject to the remaining provisions of this Section; provided, however, that in no event shall the appointment of a co-trustee relieve the Trustee of any of its obligations under this Indenture.

(b) Each co-trustee shall, to the extent permitted by applicable law, be appointed subject to the following terms:

(i)	The rights, powers, duties and obligations conferred or imposed upon any such trustee shall not be greater than those conferred or imposed upon the Trustee, and such rights and powers shall be exercisable only jointly with the Trustee, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights and powers shall be exercised by such co-trustee subject to the provisions of clause (iv) below.

(ii)	The Trustee may at any time, by an instrument in writing executed by it, accept the resignation of or remove any co-trustee appointed under this Section.

(iii)	No such co-trustee shall be liable by reason of any act or omission of any other such co-trustee.

(iv)	No power given to such co-trustee shall be separately exercised hereunder by such co-trustee except with the consent in writing of the Trustee, anything herein contained to the contrary notwithstanding.

Section 8.14. U.S. Federal Income Tax Reporting and Withholding.

The Trustee shall timely comply with all applicable requirements of the Federal Income Tax Laws, with respect to obtaining and retaining all documents required to be obtained or retained in connection with the performance of its duties hereunder, including, without limitation, the obtaining and retaining, to the extent applicable, Forms W-8, W-9, 1001 and 4334 to be furnished by the Owners. The Trustee agrees that it will timely and accurately file with the Internal Revenue Service and send to the Owners all information returns, statements and forms required under the Federal Income Tax Laws and will show on such returns, statements and forms, in addition to certain identifying information about itself, the name, address and taxpayer identification number of the Issuer and that the Trustee is making such return or statement as the Trustee. The Trustee further agrees to include in information returns, statements or forms sent to any the Owners such explanatory information as the Issuer may timely furnish to the Trustee for inclusion in such information returns, statements or forms. The Trustee shall also, pursuant to the applicable Federal Income Tax Laws, withhold from the amounts payable to the Owners all applicable withholding and/or back-up withholding, if any, required to be so withheld and remit the same to the Internal Revenue Service on a timely basis and shall furnish the Issuer within five days following written request therefor, a statement or statements showing amounts withheld, the dates of remittance to the Internal Revenue Service, the reasons for withholding, identifying information with respect to the Owners subject to withholding and such other information or documents as the Issuer may reasonably request concerning such withholding. The Trustee shall also, within five days following receipt of a written request from the Issuer, furnish the Issuer with originals or copies (as specified by the Issuer in such written request) of all Internal Revenue Service forms or other documents, including, but not limited to Forms W-9, W-8, 1001, 4224 or substitutes thereof, in the possession of the Trustee which relate to the Bonds.

ARTICLE IX

SUPPLEMENTS

Section 9.01. Supplements not Requiring Consent of or on Behalf of Bondowners.

The Corporation acting through the Corporation Representative and the Trustee may, without the consent of or notice to any of the Owners, but with the consent of the Insurer enter into one or more Supplements for one or more of the following purposes:

(a) To cure any ambiguity or formal defect or omission herein or to correct or supplement any provision herein which may be inconsistent with any other provision herein;

(b) To grant or confer upon the Owners any additional rights, remedies, powers or authority that may lawfully be granted or conferred upon them;

(c) To secure additional revenues or provide additional security or reserves for payment of the Bonds;

(d) To comply with the requirements of any state or federal securities laws or the Trust Indenture Act of 1939, as from time to time amended, if required by law or regulation lawfully issued thereunder;

(e) To provide for the appointment of a successor trustee pursuant to the terms of Section 8.06 hereof;

(f) To permit the issuance of Bonds in certificated form;

(g) To make any other change or amendment hereto which the Trustee determines does not materially adversely affect the interests of any Owner or the Trustee; and

(h) To provide for the refunding or advance refunding of any Bonds, including the right to establish and administer an escrow fund and to take related action in connection therewith.

Provided, however, that any Supplements entered into for the purposes enumerated above require the consent of the Operator and the Insurer.

Section 9.02. Supplements Requiring Consent of or on Behalf of Bondowners.

(a) Other than Supplements referred to in Section 9.01 hereof and subject to the terms and provisions and limitations contained in this Article and not otherwise, the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding, shall have the right, from time to time, anything contained herein to the contrary notwithstanding, to consent to and approve the execution by the Corporation acting through the Corporation Representative and the Trustee of such Supplement as shall be deemed necessary and desirable by the Corporation and the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained herein; provided, however, that no such Supplement shall be executed without the consent of the Corporation, the Operator and the Insurer; provided further that nothing in this Section shall permit or be construed as permitting a Supplement that would:

(i)	extend the stated maturity of or time for paying interest on any Bond or reduce the principal amount of or the redemption premium or rate of interest payable on any Bond without the consent of the Owner of such Bond;

(ii)	prefer or give a priority to any Bond over any other Bond without the consent of the Owner of each Bond then Outstanding not receiving such preference or priority;

(iii)	reduce the principal amount of Bonds then Outstanding the consent of the Owners of which is required to authorize such Supplement without the consent of the Owners of all Bonds then Outstanding; or

(iv)	reduce the redemption price of any Bond upon extraordinary optional redemption without the consent of the Owner of such Bond.

(b) It shall not be necessary for the consent of the Owners under this Section to approve the particular form of any proposed Supplement, but it shall be sufficient if consent is given to the substance thereof. Any such consent shall be binding upon the Owner of the Bond giving such consent and upon any subsequent Owner of such Bond and of any Bond issued in exchange therefor (whether or not such subsequent Owner thereof has notice thereof), unless such consent is revoked in writing by the Owner of such Bond giving such consent or by a subsequent Owner thereof by filing with the Trustee, prior to the execution by the Trustee of such Supplement, such revocation. If the Owners of the required amount or number of the Bonds Outstanding shall have consented to and approved the execution of such Supplement as herein provided, no Owner of any Bond shall have any right to object to the execution thereof, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Corporation from executing the same or from taking any action pursuant to the provisions thereof.

Section 9.03. Execution and Effect of Supplements.

(a) In executing any Supplement permitted by this Article, the Trustee and Corporation shall be entitled to receive and to rely upon an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted hereby. The Trustee may but shall not be obligated to enter into any such Supplement which adversely affects the Trustee’s own rights, duties or immunities.

(b) No Supplement under this Article shall become effective unless and until the Operator, Corporation and Insurer shall have consented in writing to the execution and delivery of such Supplement. In this regard the Trustee shall cause notice of the proposed execution and delivery of any such Supplement together with a copy of the proposed Supplement to be delivered to the Operator, Corporation and Insurer at least ten days prior to the date of its proposed effectiveness.

(c) Upon the execution and delivery of any Supplement in accordance with this Article, the provisions hereof shall be modified in accordance therewith and such Supplement shall form a part hereof for all purposes and every Owner of a Bond theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

(d) Any Bond authenticated and delivered after the execution and delivery of any Supplement in accordance with this Article may, and if required by the Corporation or the Trustee shall, bear a notation in form approved by the Corporation and Trustee as to any matter provided for in such Supplement. If the Corporation shall so determine, upon advice of Bond Counsel, new Bonds so modified as to conform in the opinion of the Trustee and the Corporation to any such Supplement may be executed by the Corporation and authenticated and delivered by the Trustee in exchange for and upon surrender of Bonds then Outstanding.

Section 9.04. Amendments to Corporation Documents, Operator Documents, Letters of Credit, Collateral Assignment and Articles of Incorporation Not Requiring Consent of or on Behalf of Bondowners

The Trustee may, without the consent of or notice to any of the Owners, but with the written consent of the Insurer, consent to and/or as applicable join with the Operator and/or the Corporation in the execution and delivery of any amendment, change or modification of the Corporation Documents, the Operator Documents, the Letters of Credit, the Collateral Assignment and the Corporation’s Articles of Incorporation.

Section 9.05. Corporation Consent to Amendments.

(a) Any proposed amendment, modification, or supplement to this Indenture which provides for terms less favorable to the Corporation than those set forth in Sections 6.07 or 9.05 of this Indenture as originally executed and delivered, but permitted by law, shall require the Corporation’s consent, which may be withheld for any reason.

(b) Any proposed amendment, modification or supplement of the Development Agreement or Operating Agreement which provides for terms less favorable to the Corporation than those set forth in Sections 6.1(d), 9.4(a), 10.4 and 13.6 of the Development Agreement or Sections 12, 15 and 27 of the Operating Agreement as originally executed and delivered, but permitted by law, shall require the Corporation’s consent, which shall not be withheld unreasonably.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.01. Discharge.

If payment of all principal of, premium, if any, and interest on all of the Bonds in accordance with their terms and as provided herein is made, or is provided for in accordance with this Article, and if all other sums, if any, payable by the Corporation hereunder, including all Reimbursement Obligations, shall be paid, then the liens, estates and security interests granted hereby shall cease. Upon all conditions precedent to the satisfaction and discharge of the lien hereof have been satisfied, the Trustee shall execute and deliver proper instruments acknowledging such satisfaction and discharging the lien hereof and the Trustee shall transfer all property held by it hereunder, other than money or obligations held by the Trustee for payment of amounts due or to become due on the Bonds, to the Operator or such other person as may be entitled thereto as their respective interests may appear. Such satisfaction and discharge shall be without prejudice to the rights of the Trustee thereafter to charge and be compensated or reimbursed for services rendered and expenditures incurred in connection herewith.

The Corporation or the Operator may at any time surrender to the Trustee for cancellation any Bonds previously authenticated and delivered which the Corporation or the Operator may have acquired in any manner whatsoever and such Bonds upon such surrender and cancellation shall be deemed to be paid and retired.

Section 10.02. Providing for Payment of Bonds.

Provided that all Reimbursement Obligations are paid in full and all other amounts due hereunder are paid, as provided in Section 10.1, payment of all or any part of the Bonds in Authorized Denominations may be provided for by the deposit with the Trustee of money or Government Obligations which are not redeemable in advance of their maturity dates, or which are redeemable in advance of their maturity dates only at the option of the Owner thereof, or both. The money and the maturing principal and interest income on such Government Obligations, if any, shall be sufficient, as evidenced by a certificate or verification letter, in either case in form and substance acceptable to the Insurer of an independent certified public accountant or firm of such accountants acceptable to the Trustee and the Insurer, to pay when due the principal or redemption price of and interest on such Bonds. The money and Government Obligations shall be held by the Trustee irrevocably in trust for the Owners of such Bonds solely for the purpose of paying the principal and interest on such Bonds as the same shall mature, and, if applicable, upon simultaneous direction, expressed to be irrevocable, to the Trustee as to the dates upon which any such Bonds are to be redeemed prior to their respective maturities as provided in Section 3.03 hereof.

If payment of Bonds is so provided for, the Trustee shall mail a notice so stating to each Owner of a Bond so provided for, which notice shall also describe the rights retained and reserved pursuant to Section 10.04.

Bonds the payment of which has been provided for in accordance with this Section shall no longer be deemed Outstanding hereunder or secured hereby. The obligation of the Corporation in respect of such Bonds shall nevertheless continue but the Owners thereof shall thereafter be entitled to payment only from the money or Government Obligations deposited with the Trustee to provide for the payment of such Bonds.

No Bond may be refunded or defeased unless an opinion of counsel in form and substance acceptable to the Insurer is provided to Trustee and Insurer stating that (A) any escrow deposit will not constitute a voidable preference or transfer under the Federal Bankruptcy Code or any other similar state or federal statute in the event the Corporation or the Operator becomes a debtor within the meaning of the Federal Bankruptcy Code or comes within the protection of such similar state or federal statute (“Insolvency Event”), and (B) in such Insolvency Event, any escrow deposit will not be treated as part of the estate of the Corporation.

Section 10.03. Provisions to Survive After Discharge.

Notwithstanding the discharge of the lien hereof as in this Article provided, the Trustee shall nevertheless retain such rights, powers, trusts, obligations and duties hereunder as may be necessary and convenient for the payment of amounts due or to become due on the Bonds and the registration, transfer, exchange and replacement of Bonds as provided herein.

Notwithstanding the payment in full of the Bonds, the discharge of the Indenture, and the termination or expiration of the Development Agreement and Operating Agreement, all provisions in this Indenture concerning (a) the interpretation of this Indenture, (b) the governing law, (c) the forum for resolving disputes, (d) the Corporation’s right to rely on facts or certificates, (e) the immunity from and limitation on liabilities of the Corporation Indemnified Parties, (f) the Corporation Indemnified Parties’ rights to indemnity, and (g) the Corporation’s lack of pecuniary liability shall survive and remain in full force and effect.

In the event that the principal and/or interest due on the Bonds shall be paid by Insurer pursuant to the Policy, the Bonds shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Corporation, and the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Corporation to the registered owners shall continue to exist and shall run to the benefit of the Insurer, and Insurer shall be subrogated to the rights of such registered owners including, without limitation, any rights that such owners may have in respect of securities law violations arising from the offer and sale of the Bonds.

Section 10.04. Reserved Rights.

If, in connection with a redemption of all or any part of the Bonds, or in connection with providing for payment of all or any part of the Bonds pursuant to this Article X, money and/or securities are deposited with the Trustee sufficient to pay debt service on all or a portion of the Bonds to any date after the first date on which the Bonds may be redeemed, the Operator expressly reserves and retains the right to subsequently change the date on which any Bonds for which such an escrow has been established are to be redeemed. The Operator further reserves and retains the right to restructure the money and/or securities in the escrow and to apply any of the proceeds available following such restructuring for any lawful purpose.

Section 10.05. Escrow.

Any escrow agreement shall provide that:

(a) Any substitution of securities shall require a Certified Public Accountant verification.

(b) The Corporation and the Operator will not exercise any optional redemption of Bonds secured by the escrow agreement or any other redemption other than mandatory sinking fund redemptions unless (i) the right to make any such redemption has been expressly reserved in the escrow agreement and such reservation has been disclosed in detail in the official statement for the refunding bonds, and (ii) as a condition of any such redemption there shall be provided to the Trustee and Insurer a Certified Public Accountant verification as to the sufficiency of escrow receipts without reinvestment to meet the escrow requirements remaining following such redemption.

(c) The Corporation shall not amend the escrow agreement or enter into a forward purchase agreement or other agreement with respect to rights in the escrow without the prior written consent of Insurer.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Evidence of Acts of Bondowners.

(a) Any request, direction, consent or other instrument provided hereby to be signed and executed by the Bondowners may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondowners in person or by agent appointed in writing. Proof of the execution of any such request, direction, consent or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes hereof and shall be conclusive in favor of the Trustee and Corporation, with regard to any action taken by them, or either of them, under such request or other instrument, namely:

(i)	The fact and date of the execution by any person of any such request, direction, consent or other instrument or of a writing appointing any such agent may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments in such jurisdiction, that the person signing such writing acknowledged before him the execution thereof, or by the affidavit of a witness of such execution; and

(ii)	The fact of ownership of Bonds and the amount or amounts, numbers and other identification of such Bonds, and the date of acquiring the same shall be proved by the registration books of the Corporation maintained by the Trustee pursuant to Section 2.02.

Nothing in this Section shall be construed as limiting the Trustee to the proof herein specified, it being intended that the Trustee may accept any other evidence of the matters herein stated that it may deem sufficient.

(b) Any action taken or suffered by the Trustee pursuant to any provision hereof, upon the request or with the assent of any person who at the time is the Owner of any Bond or Bonds, shall be conclusive and binding upon all future Owners of the same Bond or Bonds.

Section 11.02. Limitation of Rights; Third Party Beneficiaries.

With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any person other than the parties hereto, the Operator, the Insurer, and the Owners of the Bonds any legal or equitable right, remedy or claim under or in respect to this Indenture. This Indenture and all of the covenants, conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto, the Insurer, the Owners of the Bonds, and the Operator as herein provided.

Section 11.03. Unrelated Bond Issues.

The Corporation covenants that so long as any Bonds are Outstanding or any Reimbursement Obligations remain unpaid, the Corporation shall not issue bonds or incur any other indebtedness or enter into any business relationship, contract or agreement or make any commitment other than in connection with the Project.

Section 11.04. Severability.

If any one or more sections, clauses, sentences or parts hereof shall for any reason be questioned in any court of competent jurisdiction and shall be adjudged unconstitutional or invalid, such judgment shall not affect, impair or invalidate the remaining provisions hereof, or the Bonds issued pursuant hereto, but shall be confined to the specific sections, clauses, sentences and parts so adjudged.

Section 11.05. Holidays.

When the date on which principal of or interest or premium on any Bond is due and payable is not a Business Day, payment may be made on Bonds presented at the place of payment on the next ensuing Business Day with effect as though payment were made on the due date, and, if such payment is made, no additional interest shall accrue from and after such due date. When any other action is provided herein to be done on a day named or within a time period named, and the day or the last day of the period falls on a day other than a Business Day, it may be performed on the next ensuing Business Day with effect as though performed on the appointed day or within the specified period.

Section 11.06. Compliance with Continuing Disclosure Requirements of the SEC.

Pursuant to Section 15 of the Operating Agreement, the Operator has undertaken to provide information sufficient to permit the Corporation to comply with the Corporation’s Continuing Disclosure Agreement entered into with the Trustee to assist the Underwriter in complying with Section (b)(5)(i) of Securities and Exchange Commission Rule 15c2-12 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Corporation and the Trustee hereby covenant and agree that they will comply with and carry out all of the provisions of the Continuing Disclosure Agreement. Notwithstanding any other provision of this Indenture, failure of the Corporation or the Trustee to comply with the Continuing Disclosure Agreement and failure of the Operator to comply with Section 15 the Operating Agreement shall not be considered an Event of Default under this Indenture; however the Trustee may (and, at the request of the Participating Underwriter or the owners of at least a majority in aggregate principal amount of the Bonds Outstanding and payment of its fees and expenses, including attorneys’ fees, shall) or any Bondowner or Beneficial Owner may, take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Corporation or the Trustee to comply with its obligations under the Continuing Disclosure Agreement. For purposes of this Section 11.06, “Beneficial Owner “ means any person which has the power, directly or indirectly, to vote or consent with respect to, or to dispose of ownership of any Bonds (including those holding Bonds through nominees, depositories or other intermediaries). The Continuing Disclosure Agreement may be amended as provided therein without the consent of the Insurer.

Section 11.07. Governing Law and Forum.

This Indenture shall be governed by and construed in accordance with the laws and judicial decisions of the State, except as such laws may be preempted by any federal rules, regulations, and laws applicable to the Corporation. The parties hereto expressly acknowledge and agree that any judicial action to interpret or enforce the terms of this Indenture against the Corporation shall be brought and maintained in Frio County, Texas, the United States District Court for the Western District of Texas, or in any United States Bankruptcy Court in any case involving or having jurisdiction over the Operator or the Project.

Section 11.08. Notices.

(a) Unless otherwise expressly specified or permitted by the terms hereof, all notices, consents or other communications required or permitted hereunder shall be deemed sufficiently given or served if given in writing, mailed by first class mail, postage prepaid, or sent by overnight courier service mutually acceptable to the delivering and receiving parties, courier charges prepaid, and addressed as follows:

To the Corporation:

South Texas Detention Complex Local Development Corporation

c/o Frio County, Texas

500 East San Antonio

Pearsall, TX 78061-3145

Attention: County Judge

Telephone: (830) 334-2154, ext. 0011

Facsimile: (830) 334-0010

To the Trustee:	U.S. Bank National Association 950 17th Street, Suite 300 Mail Stop DN-CO-T3CT Denver, CO 80202 Attention: Corporate Trust Telephone: (303) 585-4591 Facsimile: (303) 585-6865

To the Operator:	Correctional Services Corporation 1819 Main Street, Suite 1000 Sarasota, FL 34236 Attention: President Telephone: (941) 953-9199 Facsimile: (941) 953-9198

To the Insurer:	MBIA Insurance Corporation 113 King Street Armonk, NY 10504 Attention: Insured Portfolio Management Telephone: (914) 765-3000

The parties listed above may from time to time by notice in writing to the others designate a different address or addresses for notices hereunder.

Section 11.09. Additional Notices to Rating Agencies.

The Trustee hereby agrees that if at any time (i) payment of principal and interest on the Bonds is accelerated pursuant to the provisions of Section 7.02 hereof, (ii) the Corporation shall redeem the entire principal amount of the Bonds Outstanding hereunder prior to maturity, (iii) a successor Trustee is appointed hereunder, or (iv) the Bondowners or the Insurer consent to any amendment to this Indenture or the Development Agreement or Operating Agreement or waive any provision of this Indenture or the Development Agreement or Operating Agreement, then, in each case, the Trustee will promptly give notice of the occurrence of such event to each Rating Agency, if any, then maintaining a rating on the Bonds, which notice in the case of an event referred to in clause (iv) shall include a copy of any such amendment or waiver.

Section 11.10. Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which together shall constitute one instrument.

Section 11.11. Binding Effect.

This instrument shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns subject to the limitations contained herein.

IN WITNESS WHEREOF, the Corporation has caused this Indenture of Trust to be signed in its name and on its behalf by its duly authorized officer, and to evidence its acceptance of the trusts hereby created the Trustee has caused this Indenture of Trust to be signed in its name and on its behalf by its duly authorized officer, all as of the day and year first above written.

SOUTH TEXAS DETENTION COMPLEX LOCAL DEVELOPMENT CORPORATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

UNITED STATES OF AMERICA

STATE OF TEXAS

SOUTH TEXAS DETENTION COMPLEX LOCAL DEVELOPMENT CORPORATION

TAXABLE REVENUE BOND,

SERIES 2004

REGISTERED NO. R-	REGISTERED PRINCIPAL AMOUNT $

Dated Date: August 1, 2004	Closing Date: September 22, 2004	Interest Rate:	Maturity Date:	CUSIP No.:

REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT:

THE SOUTH TEXAS DETENTION COMPLEX LOCAL DEVELOPMENT CORPORATION (the “Corporation”), a Texas non-profit corporation created pursuant to Chapter 431, as amended, Texas Transportation Code, for value received, hereby promises to pay (but only out of the source hereinafter provided) to the Registered Owner identified above, or registered assigns as hereinafter provided, on the Maturity Date identified above, the Principal Amount identified above, and to pay (but only out of the source hereinafter provided) interest on the balance of said Principal Amount from the Closing Date and from time to time remaining unpaid until payment of said Principal Amount has been made or duly provided for, at the Interest Rate per annum set forth above payable on February 1 and August 1 of each year commencing February 1, 2005, until the obligation with respect to payment of the Principal Amount is discharged. Interest is calculated based upon an assumption of a 360-day year of twelve 30-day months.

Both principal of and interest on this bond are payable in lawful money of the United States of America. For so long as the bonds of this issue are held in fully immobilized form, payments of principal and interest thereon shall be made as provided in accordance with the operational arrangements of The Depository Trust Company (“DTC”) referred to in the Blanket Issuer Letter of Representations (the “Letter of Representations”) from the Corporation to DTC.

This Bond is one of an authorized issue of bonds limited in aggregate principal amount to $49,475,000 (the “Bonds”) issued pursuant to and in full compliance with a resolution duly adopted by the Corporation on August 23, 2004, and the Constitution and laws of the State of Texas, and particularly Subchapter D, Chapter 431, as amended, Texas Transportation Code and Chapter 394, Texas Local Government Code, as amended (collectively, the “Act”), and issued under an Indenture of Trust (the “Indenture”), dated as of August 1, 2004, between the Corporation and the Trustee, for the purpose of providing financing of the costs of acquiring, constructing and equipping an approximately 1,020 bed detention facility in Frio County, Texas, to be owned by the Corporation (the “Project”), the payment of capitalized interest, making certain other deposits as required by the Indenture, and the payment of necessary costs incidental thereto. Proceeds from the sale of the Bonds are to be used by Correctional Services Corporation (the “Operator”) under the terms of a Design and Development Agreement, dated as of August 1, 2004 (the “Development Agreement”) to construct the Project. Thereafter, the Project is to be operated by the Operator under the terms of an Operating Agreement, dated as of August 1, 2004 (the “Operating Agreement”). The Operator has previously entered into the ICE Contract with ICE. The Corporation has also granted the Trustee a lien on and a security interest in the Project pursuant to a Deed of Trust from the Corporation to the mortgage trustee.

The Bonds are all issued under and secured by and entitled to the benefits of the Indenture, including the security of a pledge and assignment of certain revenues and receipts under the Development Agreement, the ICE Contract, and the Operating Agreement pursuant to the Assignment of Claims and Collateral Assignment.

Counterparts or copies of the Indenture and the other documents referred to herein are on file at the office of the Trustee and reference is hereby made thereto and to the documents referred to therein for the provisions thereof, including the provisions with respect to the rights, obligations, duties, powers and immunities of the Corporation, the Trustee, the Operator, ICE and the registered owners of the Bonds under such documents. Capitalized terms used in this Bond and not otherwise defined herein shall have the meanings given such terms in the Indenture.

The Bonds are subject to extraordinary optional redemption prior to maturity, as provided in the Indenture.

This Bond may be transferred or exchanged by the registered owner hereof in person or by his attorney duly authorized in writing at the Designated Office of the Trustee but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer or exchange a new registered Bond or Bonds, of Authorized Denomination, for the same aggregate principal amount will be issued to the transferee in exchange herefor.

THIS BOND IS A SPECIAL LIMITED OBLIGATION OF THE CORPORATION. THIS BOND SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY OR GENERAL OBLIGATION OF THE CORPORATION OR FRIO COUNTY OR THE STATE OF TEXAS OR ANY POLITICAL SUBDIVISION THEREOF, OR A PLEDGE OF THE FAITH AND CREDIT OF THE CORPORATION OR FRIO COUNTY OR THE STATE OF TEXAS OR ANY SUCH POLITICAL SUBDIVISION, BUT SHALL BE PAYABLE SOLELY FROM THE REVENUES AND PROCEEDS PROVIDED THEREFOR IN THE INDENTURE. THE CORPORATION SHALL NOT BE OBLIGATED TO PAY THE SAME NOR INTEREST OR PREMIUM, IF ANY, THEREON EXCEPT FROM THE REVENUES AND PROCEEDS PLEDGED THEREFOR IN THE INDENTURE, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF FRIO COUNTY, THE STATE OF TEXAS OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST OR PREMIUM, IF ANY, ON THE BONDS. THE CORPORATION HAS NO TAXING POWER.

The registered owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute an action to enforce the covenants thereof, or to take any action with respect to a default hereof, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

The Indenture and other documents referred to therein may be modified, altered, or amended to the extent permitted by and as provided therein.

Upon the occurrence of an Event of Default, all Bonds may be declared immediately due and payable and thereupon shall become and be immediately due and payable as provided in the Indenture.

The Corporation, the Trustee, and any successor paying agent may treat the registered owner of this Bond as the absolute owner for the purpose of receiving payment as herein provided and for all other purposes and none of them shall be affected by any notice to the contrary.

IT IS HEREBY CERTIFIED AND RECITED that all acts, conditions and things required to exist, to happen and to be performed precedent to and in the issuance of this Bond have existed, have happened and have been performed in due form, time and manner as required by law.

IN WITNESS WHEREOF, the Corporation has caused this Bond to be executed in its name by the manual or facsimile signatures of its President and attested by the manual or facsimile signature of its Secretary.

SOUTH TEXAS DETENTION COMPLEX LOCAL DEVELOPMENT CORPORATION

By:
Title:	President, Board of Directors

Attest:

Secretary, Board of Directors

*Form of Authentication Certificate of Trustee to appear on Definitive Bonds only:

CERTIFICATE OF AUTHENTICATION*

The undersigned Trustee hereby certifies that this is one of the bonds described in the within-mentioned Indenture.

Date	US Bank National Association, as Trustee

By
Authorized Representative

*Form of Registration Certificate of Comptroller of Public Accounts to appear on Initial Bond only:

REGISTRATION CERTIFICATE of

COMPTROLLER OF PUBLIC ACCOUNTS

OFFICE OF THE COMPTROLLER OF PUBLIC ACCOUNTS THE STATE OF TEXAS	§ § § §	REGISTER NO.

I HEREBY CERTIFY that this Bond has been examined, certified as to validity and approved by the Attorney General of the State of Texas, and duly registered by the Comptroller of Public Accounts of the State of Texas.

WITNESS my signature and seal of office this                     .

Comptroller of Public Accounts
of the State of Texas

(SEAL)

Form of Assignment:

ASSIGNMENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – TEN ENT – JT TEN –	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT/TRANS MIN ACT
_____________ Custodian _____________ (Cust) (Minor)
Under Uniform Gifts/Transfers to Minors Act (State)

Additional abbreviations may also be used, though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ____________________________________

___________________________________________________________________________________________________________

(Please Print or Typewrite Name, Address and Social Security Number or other Federal Tax Identification Number of Assignee)

the within bond and all rights thereunder, and hereby irrevocably constitutes and appoints

__________________________________________________________________________________________________________

attorney to transfer the within bond on the books kept for registration thereof, with full power of substitution in the premises.

Date

Signature Guaranteed:

(Signature(s) must be guaranteed by an eligible guarantor institution pursuant to Securities and Exchange Commission Rule 17Ad-15.)	Note: The signature(s) on this assignment must correspond with the name(s) as written on the face of the within registered certificate in every particular without alteration or enlargement or any change whatsoever.

EXHIBIT B

FORM OF PROJECT FUND

REQUISITION CERTIFICATE

REQUISITION NO.:

In the Amount of $

TO:	U.S. Bank National Association, as trustee (the “Trustee”)
950 17th Street, Suite 300
Mail Stop DN-CO-T3CT
Denver, CO 80202
Attention: Corporate Trust Department

The Developer hereby requests payments in the following amounts, from the following sources and to be made to the following parties, all as set forth on the Borrower’s Request for Payment attached to this Requisition:

Amount	Source	Payable to:
	[identify name of Account & Fund]	[Developer’s account #] [third party payment/wire instructions must be attached]

Requisition - Contents and Attachments

☐	Developer’s Representations and Warranties
☐	Contractor’s Application and Certification for Payment (AIA Form G-702)
☐	Requisitions and Invoices Supporting Application
☐	Lien Waivers

Representations and Warranties

1.	No changes have been made in the Final Plans and Specifications (as defined in the Development Agreement) which require and have not received the prior approval of (i) the Independent Construction Monitor or Insurer under the terms of the Indenture of Trust dated as of August 1, 2004 (the “Indenture”), (ii) any Governmental Authority having jurisdiction over the Project or (iii) any other parties from whom such approval is required.

2.	Construction of the Project has been performed in accordance with the Final Plans and Specifications.

3.	As of the date hereof, the Developer has executed change orders (increasing/decreasing) the cost of the Project by $ in the aggregate, has notified the Independent Construction Monitor and Insurer of such changes and, to the extend necessary, has received any and all necessary approvals.

4.	Funding of this Requisition is in accordance with the terms and provisions of the Indenture.

5.	All money requisitioned by the Developer for construction and disbursed by the Trustee under previously approved requisitions has been paid to the Contractor and, to Developer’s best knowledge, all subcontractors, vendors and suppliers; all other funds requisitioned by the Developer and disbursed by the Trustee under previously approved requisitions have been expended for the purpose for which they were requisitioned.

6.	All of the information submitted in connection with this Requisition is true and accurate as of the date of submission.

7.	The Developer represents and warrants that (i) there has occurred no Event of Default or event which, with the passage of time or the giving or notice or both, would constitute an Event of Default on the part of the Developer under the terms of the Development Agreement, (ii) except as previously disclosed by the Developer to the Independent Construction Monitor, the Developer does not know and has not received notice from or been informed by any governmental authority, including ICE, of any alleged deficiencies in the work performed to date or any deviation of such work from the Final Plans and Specifications or notice of any assertion of a claim that the Project has not been constructed in accordance with the Final Plans and Specifications, (iii) other than the Deed of Trust, there are no liens against any portion of the Project, and (iv) the Development Agreement is in full force and effect.

8.	The Borrower represents and warrants that this Requisition is in the form of requisition required by the Indenture.

9.	Attached hereto are originals of lien waivers from the general contractor and all such subcontractors and materialmen requisitioning payment under this Requisition.

11.	All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto under the Indenture.

Executed this              day of             , 200    .

CORRECTIONAL SERVICES CORPORATION,

By:
Name:
Title:

Approved:

PAN WESTERN CORPORATION

By:
Name:
Title:
Dated: , 200

Contractor’s Application for Payment

Requisitions and Invoices

Lien Waivers

EXHIBIT C

FORM OF OPERATING RESERVE FUND/

MAJOR MAINTENANCE RESERVE FUND REQUISITION CERTIFICATE

$

South Texas Detention Complex Local Development Corporation

Taxable Revenue Bonds, Series 2004

Requisition No.

TO: U.S. Bank National Association, as Trustee

950 17th Street, Suite 300

Mail Stop DN-CO-T3CT

Denver, CO 80202

ATTN: Corporate Trust Department

In accordance with the terms of the Indenture of Trust between you and South Texas Detention Complex Local Development Corporation (the “Issuer”), dated as of August 1, 2004 (the “Indenture”), you are hereby authorized and requested to make immediate disbursement of the following amounts to the following parties for the account of the Operator from the Operating Reserve or Major Maintenance Reserve Fund created under the Indenture:

Name of Payee	Nature of Disbursement	Amount

The Operator does hereby certify to the Trustee that, as of the date hereof, (1) all conditions to payment have been fulfilled and the Operator is entitled to receive the sums requested, (2) there is no existing breach of the Operating Agreement, and (3) the above-listed items are authorized disbursements from the Operating Reserve or Major Maintenance Reserve Fund pursuant to Section 5.08 or 5.09 of the Indenture, as applicable, and, as the date hereof, are properly payable therefrom pursuant to Section 5.08 or 5.09 of the Indenture. All capitalized terms not otherwise defined herein shall have the same meaning as designated in the Indenture referred to above.

Dated:

CORRECTIONAL SERVICES COMPANY

By:
Authorized Issuer Representative

C-1

EXHIBIT D

FORM OF COSTS OF ISSUANCE

FUND REQUISITION CERTIFICATE

$

South Texas Detention Complex Local Development Corporation

Taxable Revenue Bonds, Series 2004

Requisition No.

TO: U.S. Bank National Association, as Trustee

950 17th Street, Suite 300

Mail Stop DN-CO-T3CT

Denver, CO 80202

ATTN: Corporate Trust Department

In accordance with the terms of the Indenture of Trust between you and South Texas Detention Complex Local Development Corporation (the “Issuer”), dated as of August 1, 2004 (the “Indenture”), you are hereby authorized and requested to make immediate disbursement of the following amounts to the following parties from the Costs of Issuance Fund created under the Indenture:

Name of Payee	Nature of Disbursement	Amount

The undersigned does hereby certify to the Trustee that, as of the date hereof, (1) all conditions to payment have been fulfilled and the Payees are entitled to receive the sums requested, (2) the above-listed items are authorized disbursements from the Costs of Issuance Fund pursuant to Section 5.03 of the Indenture as applicable and, as the date hereof, are properly payable therefrom pursuant to Section 5.03 of the Indenture. All capitalized terms not otherwise defined herein shall have the same meaning as designated in the Indenture referred to above.

Dated:

MORGAN KEEGAN & COMPANY, INC.

By:
Lori Sullivan,
Senior Vice President

D-1